Exhibit 4.1



                           REVOLVING CREDIT AGREEMENT

                                   DATED AS OF

                                  June 26, 2002

                                      AMONG

                       UNITED STATES CELLULAR CORPORATION,
                                   as Borrower

                            THE LENDERS NAMED HEREIN,

                         TORONTO DOMINION (TEXAS), INC.,
                             as Administrative Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent

                                 CITIBANK, N.A.
                                       and
                       LASALLE BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agents


                                      with

           TD SECURITIES (USA) INC. and FIRST UNION SECURITIES, INC.,
                 acting under the tradename WACHOVIA SECURITIES,
                                 having acted as
                   Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS


Section 1.  DEFINITIONS AND RULES OF INTERPRETATION............................1
   Section 1.1.  Definitions...................................................1
                 -----------
   Section 1.2.  Rules of Interpretation......................................17
                 -----------------------
Section 2.  THE REVOLVING CREDIT FACILITY.....................................18
   Section 2.1.  Commitment to Lend...........................................18
                 ------------------
   Section 2.2.  Facility Fee.................................................18
                 ------------
   Section 2.3.  Reduction of Commitment......................................18
                 -----------------------
   Section 2.4.  The Notes for the Loans......................................19
                 -----------------------
   Section 2.5.  Notice and Matter of Borrowing or Conversion of Loans;
                 ------------------------------------------------------
                 Swing Line...................................................19
                 ----------
   Section 2.6.  Funds for Loans..............................................20
                 ---------------
   Section 2.7.  Mandatory Repayments of Loans................................21
                 -----------------------------
   Section 2.8.  Optional Repayments of Loans.................................22
                 ----------------------------
   Section 2.9.  Settlements..................................................22
                 -----------
Section 3.  LETTERS OF CREDIT.................................................23
   Section 3.1.   Letter of Credit Commitments................................23
                  ----------------------------
   Section 3.2.  Reimbursement Obligations of the Borrower....................24
                 -----------------------------------------
   Section 3.3.  Letter of Credit Payments....................................25
                 -------------------------
   Section 3.4.  Obligations Absolute.........................................25
                 --------------------
   Section 3.5.  Reliance by Issuer...........................................26
                 ------------------
   Section 3.6.  Letter of Credit Fee.........................................26
                 --------------------
Section 4.  INTEREST; CERTAIN GENERAL PROVISIONS..............................27
   Section 4.1.  Interest on Loans; Payments of Interest......................27
                 ---------------------------------------
   Section 4.2.  Interest Period Options......................................27
                 -----------------------
   Section 4.3.  Indemnity....................................................27
                 ---------
   Section 4.4.  Funds for Payments...........................................28
                 ------------------
   Section 4.5.  Computations.................................................29
                 ------------
   Section 4.6.  Inability to Determine Eurodollar Rate.......................29
                 --------------------------------------
   Section 4.7.  Illegality...................................................29
                 ----------
   Section 4.8.  Additional Costs, Etc........................................30
                 ---------------------
   Section 4.9.  Certificate..................................................31
                 -----------
   Section 4.10.  Capital Adequacy............................................31
                  ----------------
   Section 4.11.  Interest on Overdue Amounts.................................32
                  ---------------------------
   Section 4.12.  Payment Date Adjustment for Non-Business Days...............32
                  ---------------------------------------------
Section 5.  REPRESENTATIONS AND WARRANTIES....................................32
   Section 5.1.  Corporate Authority..........................................32
                 -------------------
   Section 5.2.  Governmental Approvals.......................................33
                 ----------------------
   Section 5.3.  Title to Properties; Leases..................................33
                 ---------------------------
   Section 5.4.  Financial Statements.........................................33
                 --------------------
   Section 5.5.  No Material Changes, Etc.....................................34
                 ------------------------
   Section 5.6.  Franchises, Patents, Copyrights, Etc.........................34
                 ------------------------------------
   Section 5.7.  No Litigation................................................34
                 -------------
   Section 5.8.  No Materially Adverse Contracts, Etc.........................34
                 ------------------------------------
   Section 5.9.  Compliance With Other Instruments, Laws, Etc.................35
                 --------------------------------------------
   Section 5.10.  Tax Status..................................................35
                  ----------
   Section 5.11.  No Event of Default.........................................35
                  -------------------
   Section 5.12.  Holding Company and Investment Company Acts.................35
                  -------------------------------------------
   Section 5.13.  Certain Transactions........................................35
                  --------------------
   Section 5.14.  ERISA Compliance............................................36
                  ----- ----------
   Section 5.15.  Purpose Credit..............................................36
                  --------------
   Section 5.16.  Environmental Compliance....................................37
                  ------------------------
   Section 5.17.  Compliance With Fair Labor Standards Act....................37
                  ----------------------------------------
   Section 5.18.  Subsidiaries................................................37
                  ------------

   Section 5.19.  Solvency....................................................38
                  --------
   Section 5.20.  Transactions with Affiliates................................38
                  ----------------------------
   Section 5.21.  Disclosure..................................................38
                  ----------
Section 6.  AFFIRMATIVE COVENANTS OF THE BORROWER.............................38
   Section 6.1.  Punctual Payment.............................................38
                 ----------------
   Section 6.2.  Maintenance of Office........................................38
                 ---------------------
   Section 6.3.  Records and Accounts.........................................39
                 --------------------
   Section 6.4.  Financial Statements, Certificates and Information...........39
                 --------------------------------------------------
   Section 6.5.  Corporate Existence; Maintenance of Properties...............40
                 ----------------------------------------------
   Section 6.6.  Insurance....................................................40
                 ---------
   Section 6.7.  Taxes; Etc...................................................41
                 ----------
   Section 6.8.  Inspection of Properties and Books...........................41
                 ----------------------------------
   Section 6.9.  Compliance with Laws, Contracts, Licenses, and Permits.......41
                 ------------------------------------------------------
   Section 6.10.  Pension Plans...............................................42
                  -------------
   Section 6.11.  Further Assurances..........................................42
                  ------------------
   Section 6.12.  Notices.....................................................42
                  -------
   Section 6.13.  Fair Labor Standards Act....................................42
                  ------------------------
   Section 6.14.  Environmental Events........................................43
                  --------------------
   Section 6.15.  Notification of Claims......................................43
                  ----------------------
   Section 6.16.  Use of Proceeds.............................................43
                  ---------------
   Section 6.17.  Notice of Litigation, Judgment and Material Events..........43
                  --------------------------------------------------
   Section 6.18.  Obligations to Parent Affiliated Companies..................44
                  ------------------------------------------
   Section 6.19.  Certain Documents...........................................44
                  -----------------
Section 7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER........................44
   Section 7.1.  Funded Debt..................................................44
                 -----------
   Section 7.2.  Restrictions on Liens........................................45
                 ---------------------
   Section 7.3.  Limitation on Sales, Consolidation, Merger, Etc..............47
                 -----------------------------------------------
   Section 7.4.  Federal Regulations..........................................48
                 -------------------
   Section 7.5.  Restrictions on Ability to Repay Loans.......................48
                 --------------------------------------
   Section 7.6.  Employee Benefit Plans.......................................48
                 ----------------------
   Section 7.7.  Compliance with Environmental Laws...........................48
                 ----------------------------------
   Section 7.8.  Limitation on Sale and Leaseback.............................49
                 --------------------------------
   Section 7.9.  Certain Funded Debt..........................................50
                 -------------------
   Section 7.10. Proceeds of Initial Loan.....................................50
                 ------------------------
Section 8.  FINANCIAL COVENANTS OF THE BORROWER...............................51
   Section 8.1.  Funded Debt to Capitalization Ratio..........................51
                 -----------------------------------
   Section 8.2.  Interest Coverage Ratio......................................51
                 -----------------------
   Section 8.3.  Funded Debt to EBITDA Ratio..................................52
                 ---------------------------
Section 9.  CLOSING CONDITIONS................................................52
   Section 9.1.  Corporate Action.............................................52
                 ----------------
   Section 9.2.  Loan Documents...............................................52
                 --------------
   Section 9.3.  Opinion of Borrower's Legal Counsel..........................52
                 -----------------------------------
   Section 9.4.  Certified Copies of Charter Documents........................52
                 -------------------------------------
   Section 9.5.  Incumbency Certificate.......................................52
                 ----------------------
   Section 9.6.  Good Standing Certificates...................................52
                 --------------------------
   Section 9.7.  Payment of Fees..............................................52
                 ---------------
   Section 9.8.  Receipt of Financial Statements..............................53
                 -------------------------------
   Section 9.9.  Financial Arrangements.......................................53
                 ----------------------
   Section 9.10.  C20 Acquisition.............................................53
                  ---------------
Section 10.  CONDITIONS TO ALL BORROWINGS.....................................54
   Section 10.1.  Representations True; No Event of Default...................54
                  -----------------------------------------
   Section 10.2.  No Legal Impediment.........................................54
                  -------------------
   Section 10.3.  Governmental Regulation.....................................54
                  -----------------------
   Section 10.4.  Proceedings and Documents...................................54
                  -------------------------
   Section 10.5.  No Material Adverse Change..................................54
                  --------------------------
Section 11.  EVENTS OF DEFAULT; ACCELERATION..................................54

                                     -iii-
Section 12.  THE AGENTS.......................................................56
   Section 12.1.  Authorization...............................................56
                  -------------
   Section 12.2.  Employees and Agents........................................57
                  --------------------
   Section 12.3.  No Liability................................................57
                  ------------
   Section 12.4.  No Representations..........................................57
                  ------------------
   Section 12.5.  Payments....................................................58
                  --------
   Section 12.6.  Holders of Notes............................................58
                  ----------------
   Section 12.7.  Indemnity...................................................58
                  ---------
   Section 12.8.  Agents as Lenders...........................................59
                  -----------------
   Section 12.9.  Resignation.................................................59
                  -----------
   Section 12.10.  Subordination Agreement....................................59
                   -----------------------
   Section 12.11.  Syndication Agent; Documentation Agents and Arrangers......59
                   -----------------------------------------------------
Section 13.  EXPENSES.........................................................59
             --------
Section 14.  INDEMNIFICATION..................................................60
             ---------------
Section 15.  ADJUSTMENTS; SETOFF..............................................61
Section 16.  SURVIVAL OF COVENANTS, ETC.......................................61
Section 17.  ASSIGNMENT AND PARTICIPATION.....................................62
   Section 17.1.  Conditions to Assignment by Lenders.........................62
                  -----------------------------------
   Section 17.2.  Certain Representations and Warranties; Limitations;
                  ----------------------------------------------------
                  Covenants...................................................62
                  ---------
   Section 17.3.  Register....................................................63
                  --------
   Section 17.4.  New Notes...................................................63
                  ---------
   Section 17.5.  Participations..............................................64
                  --------------
   Section 17.6.  Disclosure..................................................64
                  ----------
   Section 17.7.  Assignee or Participant Affiliated with the Borrower........64
                  ----------------------------------------------------
   Section 17.8.  Miscellaneous Assignment Provisions.........................64
                  -----------------------------------
   Section 17.9.  Assignment by Borrower......................................65
                  ----------------------
   Section 17.10.  Increase in Total Commitment...............................65
                   ----------------------------
Section 18.  NOTICES, ETC.....................................................67
Section 19.  GOVERNING LAW....................................................68
Section 20.  HEADINGS.........................................................68
             --------
Section 21.  COUNTERPARTS.....................................................68
             ------------
Section 22.  ENTIRE AGREEMENT, ETC............................................68
Section 23.  WAIVER OF JURY TRIAL.............................................68
Section 24.  CONSENTS, AMENDMENTS, WAIVERS, ETC...............................68
Section 25.  FCC APPROVAL.....................................................69
Section 26.  SEVERABILITY.....................................................70
             ------------
Section 27.  CONFIDENTIALITY..................................................70
             ---------------

                             SCHEDULES AND EXHIBITS

EXHIBIT A                                  Form of Note
EXHIBIT B                                  Form of Loan Request
EXHIBIT C                                  Form of Compliance Certificate
EXHIBIT D                                  Form of Opinion of Borrower's Counsel
EXHIBIT E                                  Form of Assignment and Acceptance
EXHIBIT F                                  Form of Subordination Agreement

SCHEDULE 1.1(a)                            Commitments
SCHEDULE 1.1(b)                            Eurodollar Lending Offices
SCHEDULE 1.2                               Pricing Grid
SCHEDULE 2                                 Disclosure Schedule

                           REVOLVING CREDIT AGREEMENT


     This REVOLVING CREDIT AGREEMENT is made as of the 26 day of June, 2002, by and among UNITED STATES CELLULAR CORPORATION (the "Borrower"), a Delaware corporation having its principal place of business at 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, the financial institutions listed on
Schedule  1.1(a) hereto (the  "Lenders"),  TORONTO  DOMINION  (TEXAS),  INC., as
administrative agent for the Lenders (the "Administrative Agent"), WACHOVIA BANK, NATIONAL ASSOCIATION, as syndication agent for the Lenders (the "Syndication Agent"), CITIBANK, N.A. and LASALLE BANK NATIONAL ASSOCIATION, as co-documentation agents for the Lenders (the "Documentation Agents"), with TD SECURITIES (USA) INC. and FIRST UNION SECURITIES, INC., acting under the tradename WACHOVIA SECURITIES having acted as joint lead arrangers and joint bookrunners (the "Arrangers").

         Section 1.  DEFINITIONS AND RULES OF INTERPRETATION.
                     ----------------------------------------

         Section 1.1.  Definitions.  The following terms shall have the meanings
                       ------------
set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Acceding Lender.  See Section 17.10(a)
         ---------------

         Administrative  Agent.  Toronto  Dominion  (Texas),  Inc.,  not  in its
         ----------------------
individual capacity, but acting as administrative agent for the Lenders.

         Administrative Agent's Fee Letter. The letter agreement dated April 26,
         ----------------------------------
2002 among the Administrative Agent, TD Texas and the Borrower.

         Administrative Agent's Office.  See Section 4.4.
         -----------------------------

         Administrative  Agent's  Special  Counsel.  Bingham Dana LLP of Boston,
         ------------------------------------------
Massachusetts, or such other counsel as may be approved by the Administrative Agent.

         Affiliate.  Any Person that would be  considered  to be an affiliate of
         ----------
the Borrower or, as the case may be, the Parent Company, under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or, as the case may be, the Parent Company, were issuing securities.

         Agents.  Collectively,  the Administrative Agent, the Syndication Agent
         -------
and the Documentation Agents.

         Agents' Fee Letter. The letter agreement dated April 26, 2002 among the
         -------------------
Administrative  Agent,  the  Syndication  Agent,  TD  Texas,  Wachovia  and  the
Borrower.

         Anticipated  Reinvestment  Amount.  With  respect  to any  Reinvestment
         ----------------------------------
Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the aggregate amount of the Net Cash Proceeds from the related Reinvestment Event that the Borrower intends to use, or (as the case may be) intends to cause one or more of its Subsidiaries to use, to purchase, construct or otherwise acquire Reinvestment Assets.

         Asset Sale. Any direct or indirect Transfer  (including any Transfer of
         -----------
all or any part of any Subsidiary of the Borrower by or through the issue or Transfer of any Equity Interests of such Subsidiary, and also including any Transfer pursuant to a Sale and Leaseback Transaction), whether in a single transaction or in a series of related transactions, by the Borrower or by any of its Subsidiaries of any businesses or property of the Borrower or of any of its Subsidiaries, whether now owned or from time to time hereafter created, arising or acquired, including Equity Interests; provided, however, that the term "Asset Sale" shall not include any Transfer made to the Borrower or any Subsidiary of the Borrower.

         Assignment and Acceptance.  See Section 17.1.
         -------------------------

         Balance Sheet Date.  December 31, 2001.
         ------------------

         Base Rate.  The greater of: (a) the variable per annum rate of interest
         ----------
so designated from time to time by the Administrative Agent at its office in New York, New York as its "base rate" minus .50% (i.e., 50 Basis Points), or (b) the Federal Funds Rate plus .75% (i.e., 75 Basis Points). The "base rate" is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the "base rate" or the Federal Funds Rate shall take place immediately without notice or demand of any kind.

         Base Rate Loan.  Any Loan bearing  interest  determined by reference to
         ---------------
the Base Rate.

         Basis Points.  One one-hundredth of one percent (0.01%).
         ------------

         Borrower.  United States Cellular Corporation, a Delaware corporation.
         --------

         Business  Day. Any day other than  Saturday or Sunday on which  banking
         --------------
institutions in Houston, Texas and New York, New York are open for the transaction of banking business and, in addition, if Eurodollar Rate Loans are involved, a day which is also a day in which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar Interbank Market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         Buying Lender.  See Section 17.10(b).
         -------------

         C20.  Chicago 20MHz, LLC, a Delaware limited liability company.
         ---

         C20 Acquisition. The acquisition by the Borrower of one hundred percent
         ----------------
(100%) of the outstanding membership interests in C20 and certain related assets, including personal communication service licenses and related wireless system assets for the Chicago metropolitan trading area.

         C20  Acquisition  Closing Date.  The first date on which the conditions
         -------------------------------
set forth in the C20 Purchase Agreement have been satisfied and the C20 Acquisition has occurred.

         C20 Acquisition Documents. Collectively, the C20 Purchase Agreement and
         --------------------------
all material agreements and documents required to be entered into or delivered pursuant thereto or in connection with the C20 Acquisition.

         C20 Purchase  Agreement.  The Purchase and Sale Agreement,  dated as of
         ------------------------
May 9, 2002, entered into by and between PrimeCo Wireless Communications LLC and the Borrower, together with all schedules, exhibits and annexes thereto.

         Capital Assets.  Fixed assets, both tangible (such as land,  buildings,
         ---------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Generally Accepted Accounting Principles.

         Capital  Stock.  (a) In the  case  of any  corporation,  any  corporate
         ---------------
capital stock of any class or series, (b) in the case of any association or business entity, any shares, interests, participations, rights or other equivalents (howsoever designated) of corporate capital stock, and (c) in the case of any partnership or limited liability company, partnership or membership interests (whether general or limited).

         Capitalized  Lease. As applied to any Person,  any lease of property by
         -------------------
such Person as lessee or obligor, the discounted future rental payments under which are required to be capitalized on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles.

         Capitalized  Rent.  The present value  (discounted  semi-annually  at a
         ------------------
discount rate equal to the weighted average rate of interest borne by the Obligations) of the total net amount of rent payable for the remaining term of any lease of property by the Borrower (including any period for which such lease has been extended); provided that no such rental obligation shall be deemed to be Capitalized Rent unless the lease resulted from a Sale and Leaseback Transaction. The total net amount of rent payable under any lease for any period shall be the total amount of the rent payable by the lessee with respect to such period but shall not include amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates, sewer rates and similar charges.

         Cash  Collateralize.  To pledge  and  deposit  with or  deliver  to the
         --------------------
Administrative Agent, for the benefit of the Agents and the Lenders, as collateral for the Reimbursement Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. Derivatives of such term shall have corresponding meanings.

         Change in Control. Any event or series of related events (including (1)
         ------------------
the sale or issuance (or series of sales or issuances) of Equity Interests of the Borrower by the Borrower or
by any holder or holders thereof, (2) the sale or issuance (or series of sales or issuances) of Equity Interests of the Parent Company by the Parent Company or by any holder or holders thereof, or (3) any merger, consolidation, recapitalization, reorganization or other transaction or arrangement) as a result of which: (a) the Parent Company shall cease to own more than fifty-one percent (51%) of the total number of shares of common Capital Stock of the Borrower from time to time issued and outstanding; (b) the Parent Company shall cease to be a "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of voting interests in the Borrower having the voting power, by class or through a combined total voting power of all classes of Capital Stock of the Borrower, to elect at least a majority of the members of the board of directors of the Borrower; (c) the Carlson Family Group shall together cease to be "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of voting interests in the Parent Company having the voting power, by class or through a combined total voting power of all classes of Capital Stock of the Parent Company, to elect at least a majority of the members of the board of directors of the Parent Company; or (d) any "Change in Control" or any other similar event under and as defined in any of the instruments governing any Funded Debt of the Borrower or the Parent Company or of any of their respective Subsidiaries in an aggregate principal amount exceeding $100,000,000 shall at any time occur. The term "Carlson Family Group" shall mean any and all of the following persons: (i) LeRoy T. Carlson or his spouse, Margaret Carlson; (ii) any child, grandchild, great grandchild or other lineal descendant of LeRoy T. Carlson and Margaret Carlson, including any person with such relationship by adoption, or the spouse of any such person; (iii) the estate of any of the persons described in clauses
(i) and (ii); (iv) any trust or similar arrangement, provided that persons described in clauses (i), (ii), or (iii) own more than fifty percent (50%) of the beneficial interests in such trust or arrangement; (v) the voting trust which expires on June 30, 2009, as amended from time to time, or any successor to such voting trust, including the trustees of such voting trust; and (vi) any corporation, partnership, limited liability company or other entity in which persons identified in clauses (i) through (v) own more than fifty percent (50%) of the voting interests in the election of directors or other management of such entity.

         Closing  Date.  The date upon which the  Borrower,  the Lenders and the
         --------------
Agents execute and deliver this Credit Agreement.


         Closing   Fees.   The   nonrefundable   closing  fees  payable  to  the
         ---------------
Administrative Agent on the Closing Date, for the pro rata account of the Lenders, in an aggregate amount specified in the Supplemental Fee Letter.

         Code. The Internal  Revenue Code of 1986, as amended and in effect from
         -----
time to time.

         Commitment.  With respect to each  Lender,  the amount set forth in the
         -----------
column labeled Commitment, opposite such Lender's name on Schedule 1.1(a) hereto, as the same may be reduced or increased, in accordance with the terms hereof, from time to time.

         Commitment Increase Notice.  See Section 17.10(a)
         --------------------------

         Commitment  Percentage.  With respect to each Lender at any  particular
         -----------------------
time, such Lender's Commitment in effect at such time divided by the Total Commitment in effect at such time, expressed as a percentage.

         Compliance Certificate.  See Section 6.4(c).
         ----------------------

         Consolidated  or  consolidated.  With  reference  to any  term  defined
         -------------------------------
herein, shall mean that term as applied to the accounts of the Borrower and all of its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

         Consolidated Capitalization. The sum of (i) Funded Debt of the Borrower
         ----------------------------
and its Subsidiaries calculated on a consolidated basis, plus (ii) Consolidated Net Worth plus (iii) deferred taxes and deferred investment credit to the extent deducted in calculating Consolidated Net Worth.

         Consolidated  EBITDA. For any period, an amount equal to the sum of (a)
         ---------------------
Consolidated Net Income for such period, plus (b) depreciation, amortization and all other non-cash charges deducted from Consolidated Net Income for such period, plus (c) to the extent deducted in the calculation of Consolidated Net Income, Consolidated Interest Expense and taxes paid or payable for such period.

         Consolidated  Interest Expense. For any period, the aggregate amount of
         -------------------------------
interest required to be paid or payable in cash by the Borrower or any of its Subsidiaries during such period on all Funded Debt of the Borrower or any of its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases (including, without duplication, the interest for rental payments made with respect to Sale and Leaseback Transactions) and including any Facility Fee payable pursuant to Section 2.2.

         Consolidated Net Assets.  For any period,  the net book value of all of
         ------------------------
the property and assets of the Borrower and its Subsidiaries determined on a consolidated basis.

         Consolidated Net Income. For any period, the net income of the Borrower
         ------------------------
and its Subsidiaries for such period, after deduction of all expenses, taxes, and other proper charges for such period, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, after eliminating therefrom (a) all extraordinary nonrecurring gains or losses, including, without limitation, any gains (or losses) from any sales of assets other than sales in the ordinary course of business, and (b) non-cash dividends or non-cash distributions from entities in which the Borrower or any of its Subsidiaries holds a minority interest.

         Consolidated  Net Worth.  The excess of Consolidated  Total Assets over
         ------------------------
Consolidated Total Liabilities.

         Consolidated   Total  Assets.  All  assets  of  the  Borrower  and  its
         -----------------------------
Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         Consolidated Total Liabilities. All liabilities of the Borrower and its
         -------------------------------
Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles (including all Funded Debt and other indebtedness of the Borrower and its Subsidiaries).

         Continuation   Request.   A  notice   given  by  the  Borrower  to  the
         -----------------------
Administrative Agent in accordance with Section 4.2 pursuant to which the Borrower notifies the Administrative Agent of its election to continue a Loan for a particular Interest Period.

         control.  See the definition of the term "Monetization Transaction".
         -------                                   ------------------------

         Credit  Agreement.  This  Revolving  Credit  Agreement,  including  the
         ------------------
Schedules and Exhibits hereto.

         Debt Rating. At the relevant time of reference thereto, the debt rating
         ------------
issued by S&P or Moody's with respect to unsecured indebtedness of the Borrower not maturing within twelve months and not by its terms or pursuant to any other contractual arrangement subordinated in right of payment to other indebtedness of the Borrower.

         Default.  See Section 11.
         -------

         Delinquent Lender.  See Section 12.5(b)
         ---------- ------

         Disclosure Schedule.  Schedule 2 hereto,  prepared and completed by the
         --------------------
Borrower, and delivered by the Borrower to the Administrative Agent and the Lenders in connection with this Credit Agreement and identified as the "Disclosure Schedule".

         Dollars.  Dollars in lawful currency of the United States of America.
         -------

         Domestic  Lending  Office.   Initially,   the  office  of  each  Lender
         --------------------------
designated as such in Schedule 1.1(a) hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         Drawdown  Date.  The date on which any Loan is made or is to be made in
         ---------------
accordance with Section 2.

         Effective Commitment Amount.  See Section 17.10(a).
         ---------------------------

         Eligible  Assignee.  Any of (a) a  commercial  bank or finance  company
         -------------------
organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $1,000,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) an Affiliate of a Lender and (f) if, but only if, an Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, such approval not to be unreasonably withheld. For purposes of this definition "Affiliate" means, with respect to a specified Lender, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Lender specified.

         Environmental Laws.  See Section 5.16.
         ------------------

         Equity  Interests.  Capital  Stock and all  warrants,  options or other
         ------------------
rights to purchase or otherwise acquire Capital Stock (but excluding any debt securities that are convertible into, or exchangeable for, Capital Stock).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended.
         ------

         ERISA Affiliate.  Any Person which is treated as a single employer with
         ----------------
the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed
         -----------------------
Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency  Reserve  Requirement.  For  any  day  with  respect  to a
         -----------------------------------
Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Requirement.

         Eurodollar  Interbank  Market.  Any lawful  recognized  market in which
         ------------------------------
deposits of Dollars are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurodollar funding operations are customarily conducted.

         Eurodollar  Lending  Office.  Initially,  the  office  of  each  Lender
         ----------------------------
designated as such on Schedule 1.1(b) hereto and, thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

         Eurodollar  Rate.  For any  Interest  Period,  the LIBOR rate per annum
         -----------------
equal to the quotient (rounded upwards to the next higher 1/100th of one percent) of (a) (i) the rate per annum for deposits in Dollars for a period comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Business Days prior to the beginning of such Interest Period, or (ii) if such rate specified in clause (i) does not appear on the Telerate Page 3750, the rate at which the Administrative Agent's Eurodollar Lending Office is offered Dollar deposits two Business Days prior to the beginning of such Interest Period in the eurodollar interbank market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted at or about 11:00 a.m., Houston time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent's Loan to which such Interest Period applies, divided in either case by (b) a number equal to 1.00 minus the Eurocurrency Reserve Requirement.

         Eurodollar Rate Loans.  Loans bearing interest  calculated by reference
         ----------------------
to the Eurodollar Rate.

         Event of Default.  See Section 11.
         ----------------

         Excluded Sales.  Any of the following Asset Sales by the Borrower or by
         ---------------
any of its Subsidiaries: (a) Transfers of assets made in the ordinary course of business; and (b) Asset Sales to the extent that the aggregate amount of Net Cash Proceeds received by the Borrower and its Subsidiaries from all such Asset Sales during the term of this Credit Agreement shall not exceed $250,000,000.

         FCC. The Federal  Communications  Commission (or any successor  agency,
         ----
commission, bureau, department or other political subdivision) of the United States.

         FCC License. Any license, permit, certificate of compliance, franchise,
         ------------
approval or authorization granted or issued by the FCC.

         Facility Fee.  See Section 2.2.
         ------------

         Federal  Funds  Rate.  For any day,  the rate  per  annum  equal to the
         ---------------------
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         Fee Letters.  Collectively,  the Agents' Fee Letter, the Administrative
         ------------
Agent's Fee Letter and the Supplemental Fee Letter.

         Financing  Event.  See  the  definition  of  the  term  "Net  Financing
         -----------------
Proceeds".

         Funded  Debt.  As to the  Borrower  and its  Subsidiaries  and  without
         -------------
duplication, the amount (whether such obligations are owing to any Parent Affiliated Company or to any other Person) of: (a) all indebtedness for borrowed money; (b) all obligations incurred as the deferred purchase price of property or services (other than (i) trade payables entered into in the ordinary course of business pursuant to ordinary terms, and (ii) ordinary course purchase price adjustments); (c) all reimbursement and other payment obligations with respect to letters of credit, bankers' acceptances, surety bonds and other similar documents; (d) all obligations evidenced by promissory notes, bonds, debentures or other similar instruments, including all obligations so evidenced incurred in connection with the acquisition of property or any business; (e) all Capitalized Lease obligations and all indebtedness created under any conditional sale or other title retention agreements or sales of accounts receivable; (f) all non-recourse indebtedness of the kind described in clause (a) through clause (e) secured by liens on property of the obligor; and (g) all guaranty obligations in respect of indebtedness of the kind described in clause (a) through clause (f) above; excluding up to $25,000,000 in the aggregate of contingent liabilities of the Borrower and its Subsidiaries which are not required by Generally Accepted Accounting Principles to be disclosed on the balance sheet of the Borrower and its Subsidiaries. For all purposes of this Credit Agreement, the term "Funded Debt" shall also include, with respect to the Borrower and its Subsidiaries, the contractual and other similar obligations of the Borrower and its Subsidiaries with respect to any Monetization Transaction, except as and to the extent that such contractual and other similar obligations are not required to be treated as funded debt, long-term debt or the like by Generally Accepted Accounting Principles.

         Funded Debt to Capitalization  Ratio. For any Measurement  Period,  the
         -------------------------------------
ratio of (a) Funded Debt of the Borrower and its Subsidiaries calculated on a consolidated basis on the last day of such Measurement Period to (b) Consolidated Capitalization on the last day of such Measurement Period.

         Funded Debt to EBITDA Ratio. For any Measurement  Period,  the ratio of
         ----------------------------
(a) Funded Debt of the Borrower and its Subsidiaries calculated on a consolidated basis on the last day of such Measurement Period to (b) Consolidated EBITDA for such Measurement Period.

         Generally Accepted Accounting  Principles.  Accounting  principles that
         ------------------------------------------
are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors in effect for the fiscal year of the Borrower ended on the Balance Sheet Date, and to the extent consistent with such principles, the accounting practices of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any pension plan maintained by the Borrower or
         ------------------------
any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries contributes, that is required to pay plan termination insurance premiums to the PBGC.

         Hazardous Substances.  See Section 5.16.
         --------------------

         Interest Coverage Ratio. For any Measurement  Period,  the ratio of (i)
         ------------------------
Consolidated EBITDA for such Measurement Period to (ii) Consolidated Interest Expense for such Measurement Period.

         Interest Payment Date. (a) As to any Eurodollar Rate Loan in respect of
         ----------------------
which the Interest Period is (i) 3 months or less, the last Business Day of such Interest Period, and (ii) more than 3 months, the date that is 3 months from the Drawdown Date thereof and the last Business Day of such Interest Period, and (b) as to any Base Rate Loan, the last Business Day of each calendar quarter.

         Interest  Period.  With  respect  to each  Eurodollar  Rate  Loan,  (a)
         -----------------
initially, the period commencing on the date such Loan is made and ending on the last day of a period of either seven (7) days, if available, or 1, 2, 3, or 6 months as selected by the Borrower in a Loan Request for any Eurodollar Rate Loan, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Rate Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Continuation

Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period with respect to any Eurodollar Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) if the Borrower shall fail to give a Continuation Request as provided in Section 4.2 with respect to any Eurodollar Rate Loan, the Borrower shall be deemed to have requested that a seven (7) day Interest Period apply to such Eurodollar Rate Loan commencing on the last day of the then current Interest Period with respect thereto;

         (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month unless such Interest Period is a seven day Interest Period;

         (iv) the Borrower may not select an Interest Period for any Loan that would extend beyond the scheduled Maturity Date; and

         (v) at no time may the total number of Interest Periods applicable to Eurodollar Rate Loans exceed ten (10).

         Investment.  In relation to any Person:
         ----------

         (a) any loan, advance or other extension of credit made by such Person to any other Person;

         (b) the creation of any guaranty or similar obligation of such Person to support any of the Funded Debt of any other Person; or

         (c) any capital contribution by such Person to, or purchase by such Person of any Equity Interests of, any other Person, or any other investment evidencing an ownership or other similar interest of such Person in any other Person.

         Lenders.  The financial  institutions  listed on Schedule  1.1(a),  any
         --------                                         ----------------
Acceding Lender, and any of their successors and permitted assigns.

         Letter of Credit.  See Section 3.1(a).
         ----------------

         Letter of Credit Application.  See Section 3.1(a).
         ----------------------------

         Letter of Credit Fee.  See Section 3.6.
         --------------------

         Letter of Credit Participation.  See Section 3.1(d).
         ------------------------------

         Lien. Any mortgage, deed of trust, pledge,  hypothecation,  assignment,
         -----
deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

         Loan Documents.  This Credit Agreement, the Notes, the Letter of Credit
         ---------------
Applications, the Letters of Credit, the Subordination Agreement and the Fee Letters.

         Loan Request.  See Section 2.5.
         ------------

         Loans. Collectively,  the loans advanced to the Borrower by the Lenders
         ------
pursuant to this Credit Agreement.

         Margin  Percentage.  At the  relevant  time of  reference  hereto,  the
         -------------------
applicable rate per annum, expressed in Basis Points, set forth in the table attached hereto as Schedule 1.2 beneath the column for the applicable Debt Rating in the row labeled Margin Percentage, as adjusted in accordance with the paragraphs below such table.

         Material Adverse Change. Any event, development, change or circumstance
         ------------------------
that, either individually or when taken together with any such other event, change or the like, (a) materially adversely affects, or could reasonably be expected to materially adversely affect, the financial condition or business of the Borrower and its Subsidiaries, taken as a whole, (b) materially adversely affects, or could reasonably be expected to materially adversely affect, the ability of the Borrower to perform any of its payment or other obligations under this Credit Agreement or any of the other Loan Documents, or (c) materially impairs, or could reasonably be expected to materially impair, the validity or enforceability of this Credit Agreement or any of the other Loan Documents or any of the rights or remedies of the Agents or the Lenders thereunder.

         Material  Subsidiaries.  United States Cellular  Operating  Company,  a
         -----------------------
Delaware corporation, United States Cellular Investment Company, a Delaware corporation, and any other Subsidiary that is directly or indirectly owned by the Borrower and whose total assets constitute at least 10% of Consolidated Total Assets or whose gross revenues determined in accordance with Generally Accepted Accounting Principles constitute at least 10% of the consolidated gross revenues of the Borrower and its Subsidiaries calculated in accordance with Generally Accepted Accounting Principles.

         Maturity  Date.  June  26,  2007;  provided  that (a) in any  case,  if
         ---------------
earlier, the Maturity Date shall be deemed to occur on the date on which the outstanding Loans hereunder are declared or become due and payable pursuant to the terms of this Credit Agreement, including, without limitation, pursuant to
Section 11 hereof, or on which the Total Commitment is terminated and (b) in the event that the C20 Acquisition is not completed on or prior to November 30, 2002, the Maturity Date shall be December 1, 2002.

         Maximum  Drawing  Amount.   The  maximum   aggregate  amount  that  the
         -------------------------
beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Measurement  Period.  Any period of four consecutive fiscal quarters of
         --------------------
the Borrower ending on or after June 30, 2002 for which financial statements have been delivered by the Borrower pursuant to Section 6.4.

         Monetization Transaction. With respect to any Equity Interests owned by
         -------------------------
any Parent Affiliated Company, the Borrower or any of its Subsidiaries (an "Owner") in any Person or Persons that are not directly, or indirectly through one or more intermediaries, controlled by the Owners, any transaction, agreement, device or arrangement which results in an Owner receiving payments on account of entering into contractual or similar obligations and granting rights in, to or with respect to such Equity Interests. The term "control" (including, with correlative meanings, the terms "controlled by", "under common control" and other terms of similar import) shall mean the possession, directly or indirectly through one or more intermediaries, of the power to elect at least a majority of the members of the board of directors or other management of any Person whether through the ownership of Voting Stock or otherwise.

         Moody's.  Moody's Investors Service, Inc.
         -------

         Multiemployer  Plan.  Any  multiemployer  plan  within  the  meaning of
         --------------------
Section 3(37) of ERISA maintained or contributed to by any of the Borrowers or any ERISA Affiliate.

         Net Cash Proceeds. In connection with any Asset Sale, the cash proceeds
         ------------------
(including any cash payments received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received in cash) of such Asset Sale, net of (a) transaction costs (including any underwriting, brokerage or other selling commissions and legal, advisory and other fees and expenses, including title and recording expenses, associated therewith, in each case, actually incurred and satisfactorily documented), (b) required debt payments (other than pursuant hereto), (c) taxes reasonably estimated to be payable as a result of such Asset Sale, and (d) any portion of such cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments or liabilities (to the extent the Borrower delivers to the Administrative Agent a certificate signed by its chief financial officer as to such determination), it being understood and agreed that on the day all of such post-closing adjustments and liabilities have been determined, (i) the amount (if any) by which the reserved amount of the cash proceeds of such Asset Sale exceeds the actual post-closing adjustments or liabilities payable by the Borrower or any of its Subsidiaries shall constitute Net Cash Proceeds on such date, and (ii) the amount (if any) by which the actual post-closing adjustments or other liabilities payable by the Borrower or any of its Subsidiaries exceeds the reserved amount of the cash proceeds of such Asset Sale on such date shall be credited against any subsequent Net Cash Proceeds that the Borrower or any of its Subsidiaries are required to apply to prepay the Loans pursuant to Section 2.7(b).

         Net Financing Proceeds.  With respect to any Monetization  Transaction,
         -----------------------
an equity rights offering by the Borrower or the issuance or Transfer by the Borrower, in each case, for the account of the Borrower, of any Equity Interests of the Borrower or of any Funded Debt of the Borrower to any Person or Persons other than the Borrower or any of its Subsidiaries (each such transaction being herein called a "Financing Event"): (a) the gross cash proceeds received in connection with such Financing Event, as and when received; minus (b) all of the transaction costs (including legal, investment banking and other fees and disbursements) payable or incurred in connection therewith in favor of any Person.

         Note Record.  The grid attached to a Note, or the  continuation of such
         -----------
grid, or any other similar record maintained by the Lender holding such Note with respect to any Loan.

         Notes.  The  promissory  notes  issued  pursuant to Section 2.4 of this
         ------
Credit Agreement evidencing the Loans.

         Obligations.  All  indebtedness,  obligations  and  liabilities  of the
         ------------
Borrower and its Subsidiaries to the Lenders, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

         Outstanding or  outstanding.  With respect to the Loans,  the aggregate
         ----------------------------
unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty  Corporation created by Section 4002
         -----
of ERISA and any successor entity or entities having similar responsibilities.

         Parent Affiliated Companies.  Collectively, (a) the Parent Company, and
         ----------------------------
b) all Subsidiaries and Affiliates of the Parent Company, other than the Borrower and the Borrower's Subsidiaries.

         Parent   Company.   Telephone  and  Data  Systems,   Inc.,  a  Delaware
         -----------------
corporation.

         Person.  Any individual,  corporation,  partnership,  limited liability
         -------
company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Pro Forma.  With respect to  preparation  of any  financial  statement,
         ----------
preparation of such financial statement after giving effect to the C20 Acquisition and the incurrence of Funded Debt in connection therewith using, for purposes of preparing such financial statements, the most recently available quarterly historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated (a) as if the C20 Acquisition and the incurrence of Funded Debt in connection therewith and any other such action to be consummated in connection therewith, and any Funded Debt or other liabilities incurred in connection with any such actions, had been consummated as of the first day of such period (and assuming that such Funded Debt bears interest during any portion of the applicable period prior to the relevant action at the weighted average of the interest rates applicable to outstanding Loans during such period), and (b) otherwise in conformity with such reasonable procedures as may be agreed upon between the

Agents and the Borrower; provided, however, that all of the calculations referred to herein shall be in reasonable detail and shall be in form and substance reasonably satisfactory to the Agents in all material respects.

         Proprietary Rights.  See Section 5.6.
         ------------------

         Real  Estate.  All real  property  at any time  owned or  leased by the
         -------------
Borrower or any of its Subsidiaries.

         Register.  See Section 17.3.
         --------

         Reimbursement  Obligation.  The Borrower's  obligation to reimburse the
         --------------------------
Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 3.2.

         Reinvestment  Assets.  Any Equity  Interests or Capital Assets or other
         ---------------------
property to be used or otherwise employed by the Borrower or by any of its Subsidiaries in its business.

         Reinvestment Election.  See Section 2.7(b).
         ---------------------

         Reinvestment  Event.  Any Asset Sale in  respect of which the  Borrower
         --------------------
shall have made a Reinvestment Election by delivering a Reinvestment Notice with respect thereto.

         Reinvestment  Notice.  A written  notice duly executed by an authorized
         ---------------------
officer of the Borrower stating that (a) on and as of the date of such notice, no Event of Default is continuing, and (b) the Borrower reasonably expects to use or to cause its Subsidiaries to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

         Reinvestment Period. With respect to any Reinvestment  Election and the
         --------------------
related Anticipated Reinvestment Amount, the period commencing on the date of the Reinvestment Event to which such Reinvestment Election relates and terminating on the later to occur of (a) the expiration of the period of eighteen (18) months commencing on the date of such Reinvestment Event, or (b) if, prior to the expiration of such eighteen (18) month period, the Borrower or any of its Subsidiaries shall have entered into a binding agreement to reinvest all or any part of such Anticipated Reinvestment Amount in Reinvestment Assets, then the earlier of the expiration of (i) the period of twenty-four (24) months commencing on the date of such Reinvestment Event or (ii) the period of nine (9) months commencing on the date such binding agreement to reinvest was entered into.

         Reinvestment  Prepayment  Amount.  With  respect  to  any  Reinvestment
         ---------------------------------
Election, the amount, if any, on any Reinvestment Prepayment Date relating thereto, by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof which the Borrower or any of its Subsidiaries have expended or have entered into legal and binding commitments to expend prior to such date to acquire Reinvestment Assets.

         Reinvestment   Prepayment   Date.  With  respect  to  any  Reinvestment
         ---------------------------------
Election, the earliest to occur of: (a) the date, if any, upon which the Administrative Agent, on behalf of the Required

Lenders, shall have delivered a written termination notice to the Borrower; provided, however, that such notice may only be given by the Administrative Agent to the Borrower while any Event of Default shall be continuing; (b) the last day of the relevant Reinvestment Period; or (c) promptly after the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with all or any part of the related Anticipated Reinvestment Amount.

         Required  Lenders.  As of any date,  any three or more Lenders  holding
         ------------------
more than fifty-one percent (51%) of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, any three or more Lenders whose aggregate Commitments constitute more than fifty-one percent (51%) of the Total Commitment.

         S&P.  Standard & Poor's  Rating  Group,  a division of The  McGraw-Hill
         ----
Companies, Inc. and its successors.

         Sale. Any Transfer,  if the assets so transferred have (a) an aggregate
         -----
fair value (which shall be the price at which the Board of Directors of the relevant Person shall have agreed to sell such assets in an arm's length transaction to a third party buyer which is not an Affiliate), as of the date of such Transfer, in excess of five percent (5%) of the Consolidated Net Worth of the Borrower, or (b) an aggregate book value, as of the date of such Transfer, in excess of five percent (5%) of the Consolidated Net Worth of the Borrower.

         Sale and Leaseback  Transaction.  Any arrangement with any Person other
         --------------------------------
than a Tax Consolidated Subsidiary providing for the leasing (as lessee) by the Borrower of any property (except for temporary leases for a term, including any renewal thereof, of not more than three (3) years (provided that any such temporary lease may be for a term of up to five (5) years if (a) the Board of Directors reasonably finds such term to be in the best interest of the Borrower and (b) the primary purpose of the transaction of which such lease is a part is not to provide funds to or financing for the Borrower)), which property has been or is to be sold or transferred by the Borrower (i) to any Subsidiary of the Borrower in contemplation of or in connection with such arrangement or (ii) to such other Person.

         Selling Lender.  See Section 17.10(b).
         --------------

         Settlement.  The  making  or  receiving  of  payments,  in  immediately
         -----------
available funds, by the Lenders, to the extent necessary to cause each Lender's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to such Lender's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         Settlement Amount.  See Section 2.9(a).
         -----------------

         Settlement  Date.  (a) The Drawdown  Date relating to any Loan Request,
         -----------------
(b) Friday of each week, or if a Friday is not a Business Day, the Business Day immediately following such Friday, (c) at the option of the Administrative Agent, on any Business Day following a day on which the account officers of the Administrative Agent active upon the Borrower's account become aware of the existence of an Event of Default, (d) any Business Day on which the amount of Loans outstanding from TD Texas plus the Commitment Percentage of TD Texas of the sum of the Maximum Drawing Amount and any Unpaid Reimbursement Obligations is equal to or greater than the Commitment Percentage of TD Texas of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $10,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs, or (g) any Business Day on which (i) the amount of outstanding Loans decreases and (ii) the amount of the Administrative Agent's Loans outstanding equals zero Dollars ($0).

         Settling Lender.  See Section 2.9(a).
         ---------------

         Subordinated   Debt.   Any  Funded  Debt  of  the  Borrower   which  is
         --------------------
subordinated to the Obligations; provided, however, that: (a) the obligations of the Borrower under or with respect to any of such Funded Debt shall be subordinated, and made junior in right of payment, to all of the Obligations on terms and conditions reasonably satisfactory to the Agents, as evidenced by their prior written approval thereof; (b) no part of such Funded Debt shall be guaranteed by any Subsidiary of the Borrower or secured by any security interests in or Liens on any property (including any Equity Interests) of the Borrower or any of its Subsidiaries; (c) no portion of the principal of such Funded Debt shall mature or shall be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; and (d) all of the other terms and conditions of such Funded Debt shall be reasonably satisfactory to the Agents, as evidenced by their prior written approval thereof.

         Subordination   Agreement.   The   Subordination   Agreement,   in   or
         --------------------------
substantially in the form of Exhibit F hereto, pursuant to which in accordance with the terms thereof, the Parent Affiliated Companies shall subordinate Funded Debt owing to them by the Borrower and any of its Subsidiaries to the Obligations.

         Subsidiary.  Any  corporation,  association,  trust,  or other business
         -----------
entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Supplemental Fee Letter. The letter agreement dated June 25, 2002 among
         ------------------------
the Administrative Agent and the Borrower.

         Tax Consolidated Subsidiary. Any subsidiary of the Borrower with which,
         ----------------------------
at the time a Sale and Leaseback Transaction is entered into by the Borrower, the Borrower would be entitled to file a consolidated federal income tax return.

         TD Texas.  Toronto Dominion (Texas), Inc., in its individual capacity.
         --------

         Telerate Page 3750. The display page  designated  3750 on the Dow Jones
         -------------------
Telerate Service (or such other page as may replace that page on that service, or such other service as may replace the Dow Jones Telerate Service as a customary reference for interest rates).

         Total  Commitment.  The sum of the  Commitments  of the Lenders,  as in
         ------------------
effect from time to time.

         Transfer. Any sale, transfer or other disposition of assets (other than
         ---------
by means of a simultaneous exchange of assets of a similar type and having a comparable value), whether in one transaction or a series of related transactions.

         Uniform Customs.  See Section 3.1(c).
         ---------------

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which
         --------------------------------
the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, Section 3.2.

         Voting  Stock.  Stock or  similar  interests,  of any class or  classes
         --------------
(however designated), the holders of which are at the time entitled, as such holders, to vote for the election of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         Wachovia.  Wachovia  Bank,  National  Association,  in  its  individual
         ---------
capacity.

         Wachovia Securities.  Wachovia Securities is the trade name under which
         --------------------
Wachovia Corporation conducts its investment banking, capital markets and institutional securities business through First Union Securities, Inc., Member NYSE, NASD, SIPC and through other bank and non-bank and broker-dealer subsidiaries of Wachovia Corporation.

         Section 1.2.  Rules of Interpretation.
                       ------------------------

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include", "includes" and "including" are not limiting.

         (g) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

         (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to the agreement in which they appear as a whole and not to any particular section or subdivision of that agreement unless otherwise specifically indicated.

         Section 2.  THE REVOLVING CREDIT FACILITY.
                     -----------------------------

         Section 2.1.  Commitment to Lend.  Subject to the terms and  conditions
                       -------------------
set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the date of this Credit Agreement and the Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.5 such sums as may be requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all Loans then being requested) at any one time equal to such Lender's Commitment minus such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations; provided that the sum of the outstanding amount of the Loans (after giving effect to all Loans then being requested) plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations shall not exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Loan shall constitute a representation by the Borrower that the conditions set forth in Section 9 and
Section 10, in the case of the initial Loans to be made on the Closing Date, and
Section 10, in the case of all other Loans, have been satisfied on the date of such request. Each Loan shall be denominated in Dollars.

         Section  2.2.   Facility  Fee.  The  Borrower  agrees  to  pay  to  the
                         --------------
Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") calculated daily on the Total Commitment in effect on such date at the per annum rate equal to that amount set forth on Schedule 1.2 in the row headed Facility Fee beneath the column for the Debt Rating in effect for such date. The amount of such Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date for the calendar quarter, or portion thereof, then ended.

         Section 2.3.  Reduction of Commitment.
                       ------------------------

         (a) The Borrower shall have the right at any time and from time to time upon five (5) Business Days' written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the unborrowed portion of the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. No reduction of the Commitments of the Lenders may be reinstated. Notwithstanding the provisions of Section 2.2, upon the effective date of any such termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Facility Fee then accrued and unpaid with respect to the portion of the Total Commitment so reduced; provided that an invoice is provided to the Borrower by the Administrative Agent with respect to such Facility Fee.

         (b) In the event that the C20 Acquisition is not completed, or any of the other conditions identified and described in clauses (a) through (e) of
Section 7.10 are not satisfied, on or prior to November 30, 2002, then, on December 1, 2002, (i) all of the Commitments shall terminate in full, and (ii) all of the Obligations shall become due and payable in full.

         (c) On each date on which the Borrower is required by Section 2.7(b) to make a mandatory repayment of the Loans, the Total Commitment shall be reduced by an amount equal to such required repayment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount of the reduction in the Total Commitment.

         Section 2.4.  The Notes for the Loans.  The Loans shall be evidenced by
                       ------------------------
separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of receipt of any payment of principal on such Lender's Note, an appropriate notation reflecting such payment on the Note Record attached to such Lender's Note. The outstanding amount of the Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. Upon receipt of any affidavit of any officer of a Lender as to the loss, theft, destruction or mutilation of its Note, together with an indemnity in form and substance reasonably satisfactory to the Borrower, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

         Section 2.5.  Notice and Matter of Borrowing  or  Conversion  of Loans;
                       ---------------------------------------------------------
Swing Line.
-----------

         (a) Whenever the Borrower desires to obtain a Loan hereunder or to convert an outstanding Loan into a Loan of another type provided for in this Credit Agreement, the Borrower shall give to the Administrative Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto), which written notice must be received by the Administrative Agent no later than (i) 11:00 a.m., Houston time, on the day on which the requested Loan is to be made or converted to a Base Rate Loan, and (ii) 11:00 a.m., Houston time, on the date two (2) Business Days before the day on which the requested Loan is to be made or converted to a Eurodollar Rate Loan. Each such notice (a "Loan Request") shall specify the type of Loan (i.e., Base Rate Loan or Eurodollar Rate Loan), the Drawdown Date, or (as the case may
be) the date of conversion, and principal amount of each Loan or the principal portion thereof to be converted, the interest rate option to be applicable thereto, and the duration of the applicable Interest Period, if any (subject in any case to the provisions of the definition of the term "Interest Period") and shall be substantially in the form of Exhibit B; provided, however, that when any Default or Event of Default is continuing, no Base Rate Loan may be converted into a Eurodollar Rate Loan.

         (b) Promptly upon receipt of any such Loan Request, the Administrative Agent shall notify each of the Lenders of the substance thereof. Each Loan Request shall be irrevocable and binding on the Borrower, and shall obligate the Borrower to accept the Loan of the type requested from the Lenders on the proposed Drawdown Date or (as the case may be) to convert the Loan or a portion thereof as requested. Each Loan Request shall be in a minimum amount of $3,000,000 or an integral multiple of $250,000 in excess thereof.

         (c) Notwithstanding the notice and minimum amount requirements set forth in Section 2.5(a) and (b) but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Loans to the Borrower in an aggregate principal amount not to exceed $20,000,000. The Borrower acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in Section 2.1 and the requirements that the applicable provisions of Section 9 and Section 10 be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this Section 2.5(c) shall be conclusive and binding on the Borrower and the Lenders absent the Administrative Agent's gross negligence or willful misconduct. Loans made pursuant to this
Section 2.5(c) shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be for the account of the Administrative Agent. Unless a Lender shall have notified the Administrative Agent, prior to its making any Loan pursuant to this
Section 2.5(c), that any applicable condition precedent set forth in Section 9 or Section 10, as applicable, had not then been satisfied, such Lender's obligation to make payments of its Settlement Amount with respect to such Loan pursuant to Section 2.9(a) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent or any other Person,
(ii) the occurrence or continuance of a Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, or
(iv) any other circumstances, happening or event whatsoever.

         Section 2.6.  Funds for Loans.
                       ----------------

         (a) Not later than 2:00 p.m. (Houston time) on the proposed Drawdown Date of any Loans, each of the Lenders, severally, will make available to the Administrative Agent, at its head office in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make the aggregate amount of such Loans available to the Borrower. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such Lender's Commitment Percentage of the amount of the requested Loans.

         (b) The Administrative Agent may (unless notified to the contrary by any Lender prior to a Drawdown Date) assume that each Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the amount of the requested Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount advanced by the Administrative Agent on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
(iii) below, of the Federal Funds Rate for each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of the amount of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of the amount of such Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. If the amount of such Lender's Commitment Percentage of the amount of such Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date. A statement of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender.

         Section 2.7.  Mandatory Repayments of Loans.
                       ------------------------------

         (a) The Borrower promises to pay the outstanding amount of all Loans on the earlier to occur of a Change in Control or the Maturity Date. In addition, if at any time the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to Cash Collateralize the Reimbursement Obligations as contemplated by Section 3.2(b) and (c).

         (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (other than Excluded Sales), then an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied upon receipt to prepay principal of the outstanding Loans; provided that the requirements for mandatory repayment set forth in this paragraph (b) shall be reduced if and to the extent that the Borrower elects, as hereinafter provided, to cause all or part of such Net Cash Proceeds to be reinvested by the Borrower or by one or more of its Subsidiaries in Reinvestment Assets on or prior to the end of the applicable Reinvestment Period (herein called a "Reinvestment Election"). The Borrower may exercise the Reinvestment Election with respect to any Asset Sale only if (i) no Event of Default shall be continuing at the time of such Asset Sale, and (ii) the Borrower delivers a Reinvestment Notice with respect to such Asset Sale to the Administrative Agent not later than the thirtieth Business Day following the date of such Reinvestment Event, with such Reinvestment Election being effective with respect to the Anticipated Reinvestment Amount specified in such Reinvestment Notice. On the Reinvestment Prepayment Date with respect to any Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a mandatory repayment of principal hereunder.

         (c) Nothing in this Section 2.7 shall be construed as a consent for, or be deemed to permit, any Asset Sale not otherwise permitted by this Credit Agreement.

         (d) Each  repayment  pursuant  to this  Section 2.7 shall be subject to
Section 4.3 and accompanied by the payment of accrued interest on the principal repaid to the date of payment. Each partial repayment of the Loan shall be allocated (i) first, among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion, and (ii) second, to Cash Collateralize any outstanding Letters of Credit.

         Section 2.8. Optional  Repayments of Loans. The Borrower shall have the
                      ------------------------------
right, at its election, to repay the outstanding amount of any Loans, as a whole or in part, at any time without penalty or premium; provided that in the case of any full or partial prepayment of the outstanding amount of any Eurodollar Loans prior to the end of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section
4.3. The Borrower shall give the Administrative Agent, no later than 11:00 a.m. (Houston time), at least two (2) Business Days' notice of any proposed repayment of Loans, in each case specifying the proposed date of repayment and the principal amount to be paid, which notice, if not in writing, shall be promptly confirmed in writing. Each such partial payment of Loans shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each repayment pursuant to this Section 2.8 shall be accompanied by the payment of accrued interest on the principal repaid to the date of payment. Each such partial repayment of Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         Section 2.9.  Settlements.
                       ------------

         (a) General. On each Settlement Date, the Administrative Agent shall, not later than 11:00 a.m. (Houston time), give facsimile notice (a) to the Lender and the Borrower of the respective outstanding amount of Loans made by the Administrative Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and the amount of any Loans to be made (following the giving of notice pursuant to Section 2.5(a)(ii) in the case of Eurodollar Rate Loans) on such date pursuant to a Loan Request and (b) to the Lenders of the amount (a "Settlement Amount") that each Lender (a "Settling Lender") shall pay to effect a Settlement of any Loan. A statement of the Administrative Agent submitted to the Lenders and the Borrower or to the Lenders with respect to any amounts owing under this Section 2.9 shall be prima facie evidence of the amount due and owing. Each Settling Lender shall, not later than 2:00 p.m. (Houston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount for such Settling Lender. All funds advanced by any Lender as a Settling Lender pursuant to this Section 2.9 shall for all purposes be treated as a Loan made by such Settling Lender to the Borrower and all funds received by any Lender pursuant to this Section 2.9 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which the Borrower is a debtor prevents a Settling Lender from making any Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such dispositions and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Loans.

         (b)  Failure to Make Funds  Available.  The  Administrative  Agent may,
              ---------------------------------
unless notified to the contrary by any Settling Lender prior to a Settlement Date, assume that such Settling Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Settling Lender's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Settling Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Settling Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
(iii) below, of the Federal Funds Rate for each day included in such period, times (ii) the amount of such Settlement Amount, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Settling Lender with respect to any amounts owing under this Section 2.9(b) shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Settling Lender. If such Settling Lender's Settlement Amount is not made available to the Administrative Agent by such Settling Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

         (c) No Effect on Other Lenders.  The failure or refusal of any Settling
             ---------------------------
Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of such Settling Lender's Settlement Amount shall not (a) relieve any other Settling Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Settling Lender's Settlement Amount or (b) impose upon any Lender, other than the Settling Lender so failing or refusing, any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

         Section 3.  LETTERS OF CREDIT.
                     ------------------
         3.1.  Letter of Credit Commitments.
               -----------------------------

         (a)  Commitment  to Issue  Letters of Credit.  Subject to the terms and
              ----------------------------------------
conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 3.1(d) and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; provided, however, that, after giving effect to such request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $50,000,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount on all Letters of Credit, (B) all Unpaid Reimbursement Obligations, and (C) the amount of all Loans outstanding shall not exceed the Total Commitment at such time.

         (b) Letter of Credit  Applications.  Each Letter of Credit  Application
             -------------------------------
shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

         (c) Terms of Letters of Credit. Each Letter of Credit issued,  extended
             ---------------------------
or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         (d) Reimbursement  Obligations of Lenders. Each Lender severally agrees
             --------------------------------------
that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage of such amount, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 3.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

         (e) Participations of Lenders. Each such payment made by a Lender shall
             --------------------------
be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under Section 3.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 3.2.

         Section 3.2.  Reimbursement  Obligations  of the Borrower.  In order to
                       --------------------------------------------
induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

         (a) except as otherwise expressly provided in Section 3.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative

Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as Cash Collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 11, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as Cash Collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 3.2 at any time from the date such amounts become due and payable (whether as stated in this Section 3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in Section 4.11 for overdue principal on the Loans.

         Section 3.3. Letter of Credit Payments. If any draft shall be presented
                      --------------------------
or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in Section 3.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Houston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the Federal Funds Rate for each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Lenders shall be only to exercise reasonable care and to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         Section 3.4.  Obligations  Absolute.  The Borrower's  obligations under
                       ----------------------
this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower further agrees with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and in conformity with the requirements of the last sentence of Section 3.3 if and to the extent applicable, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Lender to the Borrower.

         Section 3.5.  Reliance by Issuer.  To the extent not inconsistent  with
                       -------------------
Section 3.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or of a Letter of Credit Participation.

         Section 3.6.  Letter of Credit Fee.  The  Borrower  shall pay a fee (in
                       ---------------------
each case, a "Letter of Credit Fee") to the Administrative Agent in respect of each Letter of Credit in (a) an amount equal to the per annum rate set forth on
Schedule 1.2 in the applicable row headed Margin Percentage beneath the column for the Debt Rating (as adjusted in accordance with the paragraphs below such table) in effect for such date on the undrawn face amount of such Letter of Credit for the accounts of the Lenders in accordance with their respective Commitment Percentages and (b) an amount equal to one-tenth of one percent (0.10%) per annum on the undrawn face amount of such Letter of Credit for the account of the Administrative Agent as a fronting fee. The accrued Letter of Credit Fee shall be payable, quarterly in arrears, on the last day of each March, June, September and December and on the Maturity Date for the calendar quarter, or portion thereof, then ended. In respect of each Letter of Credit, the Borrower shall also pay to the Administrative Agent for the Administrative Agent's own account, at such other time or times as such charges are customarily made by the Administrative Agent, the

Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

         Section 4.  INTEREST; CERTAIN GENERAL PROVISIONS.
                     ------------------------------------

         Section 4.1.  Interest on Loans; Payments of Interest.
                       ----------------------------------------
         (a) Except as otherwise provided by Section 4.11 hereof, each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate in effect from time to time, which rate shall change contemporaneously with any change in the Base Rate.

         (b) Except as otherwise provided by Section 4.11 hereof, each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate determined for such Interest Period, plus the applicable Margin Percentage as in effect on the first day of such Interest Period.

         (c) The Borrower absolutely and unconditionally promises to pay all interest accrued on each Loan in arrears on each Interest Payment Date with respect thereto.

         Section 4.2.  Interest  Period  Options.  Upon notice (a  "Continuation
                       --------------------------
Request") given to the  Administrative  Agent no later than 11:00 a.m.  (Houston time) at least two (2) Business Days prior to the expiration of an Interest Period applicable to any Eurodollar Rate Loan, the Borrower may elect to continue such Eurodollar Rate Loan upon the expiration of the then applicable Interest Period for another Interest Period of the duration specified in such notice; provided, however, that no Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan when any Default or Event of Default is continuing, and on the last day of the then current Interest Period with respect thereto each Eurodollar Rate Loan shall convert to a Base Rate Loan; and provided further that the Eurodollar Rate Loans to which a particular Interest Period applies shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $250,000 in excess thereof. Each continuation of a Eurodollar Rate Loan hereunder shall be allocated between the Lenders in proportion, as nearly as practicable, to such Lender's Commitment Percentage, with adjustments to the extent practicable to equalize any prior continuations not exactly in proportion.

         Section 4.3.  Indemnity.  The Borrower  agrees to indemnify each Lender
                       ----------
and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loans, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request or a Continuation Request in accordance with Sections 2.5 or 4.2 other than as a result of a default by any Lender, (c) the making of any payment of a Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain any such Loan, to the extent not off-set by income derived from the redeployment of such funds or (d) default by the Borrower in making any repayment of a Loan after the Borrower has given a notice in accordance with Section 2.8. This covenant shall survive the termination of this Credit Agreement and payment of the Notes.

         Section 4.4. Funds for Payments. All payments of principal, interest on
                      -------------------
Loans made to the Borrower and all Reimbursement Obligations, Facility Fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof by the Borrower to the Administrative Agent at the Administrative Agent's office in Houston, Texas or at such other location in the United States that the Administrative Agent may from time to time designate in writing (the "Administrative Agent's Office"), in each case in Dollars in immediately available funds. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Borrower may, within ninety (90) days of the imposition of any such obligation by any Lender, by notice in writing to the Administrative Agent and such Lender, (a) require such Lender that imposed such obligation to cooperate with the Borrower in obtaining an Eligible Assignee satisfactory to the Administrative Agent as a replacement bank for such Lender and in assigning such Lender's interest hereunder and under its Note to such Eligible Assignee subject to the terms, conditions, and procedures of Section 17, or (b) repay all amounts owed to such Lender, terminate such Lender's Commitments and reduce the aggregate of the Commitments under the Credit Agreement by a corresponding amount. Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia agrees that, on an annual basis, it will deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Credit Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes. Notwithstanding anything in this Section 4.4 to the contrary, the Borrower shall not be required to pay any additional amounts related to the deduction or withholding of any United States federal income taxes pursuant to this Section 4.4 to any Lender that (i) is not, on the date this Credit Agreement is executed by such Lender, either (x) entitled to submit United States Internal Revenue Service Form W-8BEN or W-8ECI or any successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Credit Agreement and the Note payable to it, without deduction or withholding of any United States federal income taxes or (y) a U.S. person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to this Section 4.4 and entitled to file under applicable law, or (iii) is no longer entitled to submit United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, as a result of any change in circumstances other than a change in applicable law, regulation or treaty or in any official application or interpretation thereof.

         Section 4.5.  Computations.  All computations of interest on Eurodollar
                       -------------
Rate Loans, the Facility Fee and the Letter of Credit Fees shall be based on a 360 day year and paid for the actual number of days elapsed. All computations of interest on Base Rate Loans shall be based on a 365/366 day year and paid for the actual number of days elapsed. Except as otherwise specifically provided herein, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered conclusive and binding absent manifest mathematical error on the Borrower unless within thirty (30) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Borrower shall notify the Administrative Agent or such Lender to the contrary.

         Section 4.6.  Inability to Determine  Eurodollar Rate. In the event the
                       ----------------------------------------
Administrative Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower at least one (1) Business Day before the first day of such Interest Period. In such event, (a) any Loan Request or Continuation Request with respect to Eurodollar Rate Loans shall be automatically withdrawn, (b) the Borrower and the Lenders shall negotiate in good faith to agree on an alternative interest rate which is reasonably equivalent to the Eurodollar Rate; provided that if the Borrower and the Lenders are unable to agree on such alternative interest rate prior to the last day of the then current Interest Period, each Eurodollar Rate Loan then outstanding will as of the last day of the then current Interest Period bear interest at a per annum rate equal to the Base Rate in effect from time to time payable in arrears on the last day of each fiscal quarter of the Borrower and
(c) the obligations of the Lenders to make additional Eurodollar Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Lenders.

         Section 4.7.  Illegality.  Notwithstanding any other provisions herein,
                       -----------
if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over any Lender or its Eurodollar Lending Office shall assert that it is unlawful, for such Lender or its Eurodollar Lending Office to make or maintain Loans that bear interest calculated by reference to the Eurodollar Rate, (a) such Lender shall forthwith give notice by telefax of such circumstances, confirmed in a writing delivered to the Borrower by courier or postal service (which notice shall be withdrawn by such Lender when such Lender shall reasonably determine that it shall no longer be illegal for such Lender or its Eurodollar Lending Office to make or maintain such Loans), (b) the commitment of such Lender to make or maintain Eurodollar Rate Loans shall forthwith be cancelled and (c) such Lender's Eurodollar Rate Loans then outstanding, if any, shall be converted automatically on the next succeeding last day of each Interest Period applicable to such Loans or within such earlier period as may be required by law to Loans which bear interest at a per annum rate equal to an alternative interest rate which is reasonably equivalent to the Eurodollar Rate upon which the Administrative Agent and the Lenders may in good faith agree; provided that if the Borrower and the Lenders are unable to agree on such alternative interest rate, such Loans, shall bear interest at a per annum rate equal to the Base Rate in effect from time to time payable in arrears on the last day of each fiscal quarter of the Borrower. The Borrower agrees promptly to pay the Administrative Agent for the account of each Lender, upon demand by the Administrative Agent in accordance with Section 4.3, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversion in accordance with this Section 4.7, including any interest or fees payable by the Lenders to lenders of funds obtained by them in order to make or maintain their Loans (the Administrative Agent's written notice of such costs, as certified to the Borrower, to be conclusive absent manifest error).

         Section 4.8.  Additional  Costs,  Etc. If any present or future, or any
                       ------------------------
change in any present or future, applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans advanced by such Lender (other than taxes based upon or measured by the income or profits of such Lender), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to such Lender under this Credit Agreement or the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, or other similar requirements against assets held by, or deposits in or for the account of, or loans by, or commitments of, or letters of credit issued by, an office of any Lender, or

         (d) impose on any Lender any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part;

and the result of any of the foregoing is

             (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining the Loans, any Letter of Credit or such Lender's Commitment, or

             (ii) to reduce the amount of  principal,  interest or other amounts
          payable  to  such  Lender   hereunder  on  account  of  such  Lender's
          Commitment, the Loans or any Letter of Credit, or

             (iii) to require such Lender to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon written demand made by such Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender such additional amounts as will be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum (after such Lender shall have allocated the same fairly and equitably among all customers of any class generally affected thereby); provided that in the event that such additional cost, reduction, payment, or foregone interest or Reimbursement Obligations or other sum which was incurred by such Lender is subsequently returned or reimbursed to such Lender, such Lender shall return or reimburse to the Borrower any additional amount paid pursuant to this Section 4.8 by the Borrower to such Lender with respect thereto. In the event that any of the foregoing events occur, each Lender will use its reasonable efforts to take such actions as are reasonably feasible and available to such Lender to decrease the additional costs payable hereunder; provided that no Lender shall be required to transfer any activities related to this Agreement to any jurisdiction in which such Lender does not at such time regularly conduct ordinary banking operations or to a jurisdiction which otherwise will be disadvantageous to such Lender. Such Lender shall give the Borrower written notice of any event causing such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum within ninety (90) days of the occurrence thereof and the Borrower shall not be liable for any such costs incurred prior to the date which is ninety (90) days prior to the date of such notice.

         Section 4.9.  Certificate.  A certificate  setting forth any additional
                       ------------
amounts payable pursuant to Sections 4.7 and 4.8 and the changes as a result of which such amounts are due and the computations in reasonable detail pursuant to which such amounts were calculated, submitted by any Lender to the Borrower, shall be conclusive absent manifest error. Upon delivery of a notice to such Lender no more than thirty (30) Business Days after receipt of such certificate, the Borrower shall have reasonable opportunity to review and discuss such computations with a responsible officer at such Lender.

         Section 4.10. Capital Adequacy. If any present or future, or any change
                       -----------------
in any present or future, law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender determines that the amount of capital required to be maintained by it or such corporation is increased by or based upon the existence of its Commitment or the Loans made pursuant hereto, then such Lender may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the rates of interest payable hereunder, the Borrower and such

Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's reasonable determination, provide adequate compensation to such Lender, such amount to be conclusive and binding on the Borrower, absent manifest error. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         Section 4.11.  Interest on Overdue Amounts.  Overdue  principal and (to
                        ----------------------------
the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded daily and payable on demand at a rate per annum which is two percent (2%) above the per annum interest rate otherwise applicable thereto, until such amount shall be paid in full (after as well as before judgment).

         Section 4.12.  Payment Date Adjustment for  Non-Business  Days.  Unless
                        ------------------------------------------------
otherwise explicitly set forth herein, if any payment hereunder becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

         Section 5. REPRESENTATIONS AND WARRANTIES.  The Borrower represents and
                    -------------------------------
warrants to the Lenders and the Administrative Agent as follows:

         Section 5.1.  Corporate Authority.
                       --------------------

         (a) Incorporation; Good Standing. Each of the Borrower and its Material
             -----------------------------
Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power and authority and legal right to own and operate its property, to lease the property it operates as lessee and to conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where (x) a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Material Subsidiaries, taken as a whole, or the Borrower's ability to perform the Obligations or (y) the Borrower or such Subsidiary has applied for qualification to do business in such jurisdiction and such application is pending.

         (b)  Authorization.  The  execution,  delivery and  performance of this
              --------------
Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority and legal right of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower which would have a materially adverse effect on the business, assets or financial condition of the Borrower or the Borrower and its Material Subsidiaries, taken as a whole and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower.

         (c) Enforceability. The execution and delivery of this Credit Agreement
             ---------------
and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section  5.2.  Governmental  Approvals.  The  execution,  delivery  and
                        ------------------------
performance by the Borrower of this Credit Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby do not require the Borrower to obtain the approval or consent of, to make a filing with, or to perform or obtain the performance of any other act by or in respect of any governmental agency or authority other than those already obtained or performed.

         Section 5.3.  Title to Properties;  Leases.  Other than as noted on the
                       -----------------------------
audited consolidated financial statements of the Borrower and its Subsidiaries as at the Balance Sheet Date, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date and except for defects of title to certain real property which do not materially impair the value or usefulness thereof), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for liens permitted pursuant to Section 7.2. The Borrower and its Material Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect except to the extent that the failure to enjoy peaceful and undisturbed possession of such lease or the failure of such lease to be valid, subsisting and in full force and effect does not have a material adverse effect on the assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole.

         Section 5.4. Financial Statements.  There has been furnished to each of
                      ---------------------
the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and related consolidated statements of income, retained earnings and cash flow for the fiscal year then ended, certified by Arthur Andersen LLP, the Borrower's independent certified public accountants as of such date. There has also been furnished to each of the Lenders an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ending March 31, 2002, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail. Such balance sheets and statements of income, retained earnings and cash flow have been prepared in accordance with Generally Accepted Accounting Principles consistently applied and are correct and complete and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the consolidated results of operations for the fiscal period then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of each such date involving material amounts, known to the officers of the Borrower, required to be disclosed in accordance with Generally Accepted Accounting Principles and not disclosed in said balance sheet and the related notes thereto.

         Section 5.5. No Material  Changes,  Etc.  Since the Balance  Sheet Date
                      ---------------------------
there has occurred no Material Adverse Change.

         Section 5.6. Franchises, Patents, Copyrights, Etc. Each of the Borrower
                      -------------------------------------
and its Subsidiaries, respectively, possesses or has a valid right to use all material franchises, patents, copyrights, inventions, technology, trademark registrations, trademarks, trade names, trade secrets, service marks, FCC Licenses, other licenses and permits, and rights in respect of the foregoing and, to the best of its knowledge, patent and trademark applications and rights in respect thereto (collectively, the "Proprietary Rights"), adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others which could reasonably be expected to affect or impair in a material manner the business or assets of the Borrower and its Material Subsidiaries, taken as a whole. Except as disclosed in the financial statements referred to in Section 5.4 hereof, the Borrower is not aware of any existing or threatened infringement or misappropriation of (a) any Proprietary Rights of others by the Borrower or any of its Subsidiaries or (b) any Proprietary Rights of the Borrower or any of its Subsidiaries by others, in any way which could reasonably be expected to materially adversely affect the business, assets or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole.

         Section 5.7. No Litigation. There are no actions, suits, proceedings or
                      --------------
investigations of any kind pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined are reasonably likely to, in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole, or materially impair the right of the Borrower and its Material Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto. There are no final judgments against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, exceeds in the aggregate five percent (5%) of the Consolidated Net Worth of the Borrower.

         Section 5.8. No Materially Adverse Contracts, Etc. Neither the Borrower
                      -------------------------------------
nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Borrower's knowledge, is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Material Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or, to the Borrower's knowledge, is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower and its Material Subsidiaries, taken as a whole.

         Section 5.9. Compliance With Other Instruments,  Laws, Etc. Neither the
                      ----------------------------------------------
Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that is reasonably likely to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Material Subsidiaries, taken as a whole or the Borrower's ability to perform the Obligations.

         Section  5.10.  Tax  Status.  The  Borrower  and,  to the  best  of the
                         ------------
Borrower's knowledge, its Subsidiaries have (a) made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by Generally Accepted Accounting Principles, have been established and (c) set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         Section 5.11.  No Event of Default.  No Default or Event of Default has
                        --------------------
occurred and is continuing.

         Section 5.12.  Holding Company and Investment Company Acts. Neither the
                        --------------------------------------------
Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", or an "affiliated company" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940.

         Section   5.13.   Certain   Transactions.   Except  for  arm's   length
                           -----------------------
transactions pursuant to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties and transactions disclosed in the Borrower's Form 10-K filed with the Securities and Exchange Commission for its fiscal year ending December 31, 2001, none of the officers, directors or other key employees of the Borrower or any of its Material Subsidiaries is presently a party to any transaction with the Borrower or any of its Material Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such key employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such key employee has a substantial interest or is an officer, director, trustee or partner.

         Section 5.14.  ERISA Compliance.
                        -----------------

         (a) In General.  To the  Borrower's  knowledge,  the  Borrower  and its
             -----------
Subsidiaries have complied in all material respects with provisions of the Code, to the extent applicable, and of ERISA relevant to the Borrower's Pension Plans (as defined in Section 3(2) of ERISA), including the provisions thereof respecting funding requirements for, and the termination of, such plans and respecting prohibited transactions thereunder, and the funding of any Guaranteed Pension Plan complies with the minimum funding standards of Section 412 of the Code.

         (b) Guaranteed Pension Plans. Each contribution  required to be made to
             -------------------------
a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed
Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and except as disclosed in Section 5.14 of the Disclosure Schedule, the current value of all accrued benefits under each of such plans did not, as of the latest valuation date, exceed the then current value of the assets of such plans allocable to such accrued benefits based upon the actuarial methods and assumptions used for such plans.

         (c) Multiemployer  Plans.  Neither the Borrower nor any ERISA Affiliate
             ---------------------
has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under
Section 4041A of ERISA.

         Section 5.15.  Purpose Credit.
                        ---------------

         (a) The Borrower has not engaged principally or as one of its important activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System.

         (b) The Borrower shall not, directly or indirectly, apply any part of the proceeds of the Notes for the purpose of or in connection with the Borrower's broker-dealer activities, if any, within the meaning of Regulation T of the Federal Reserve Board (Title 12, Part 220, Code of Federal Regulations, as amended) or any published regulations, interpretations or rulings thereunder.

         (c) The issuance of the Notes and the application of the proceeds thereof by the Borrower will not contravene Regulation X of the Federal Reserve Board (Title 12, Part 224,

Code  of  Federal  Regulations,   as  amended)  or  any  published  regulations,
interpretations or rulings thereunder.

         Section 5.16.  Environmental Compliance.
                        -------------------------

         (a) The Borrower has no actual knowledge that any operator of the Real Estate has violated, or is alleged to have violated, any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Material Subsidiaries, taken as a whole.

         (b) Neither the Borrower nor any of its Material Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (hereinafter "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Material Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

         (c) Neither the Borrower nor any of its Material Subsidiaries are subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby or the effectiveness of any other transactions contemplated hereby.

         Section  5.17.  Compliance  With  Fair  Labor  Standards  Act.  To  the
                         ----------------------------------------------
Borrower's knowledge, the Borrower has at all times operated its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. Sections 106 and 207) except to the extent that the Borrower's failure to comply therewith would not have a material adverse affect on the business, assets or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole. To the Borrower's knowledge, none of the Borrower's inventory has been produced by employees who are or were employed in violation of the minimum wage or maximum hour provisions of such Act or any regulations thereunder.

         Section 5.18.  Subsidiaries.  Section 5.18 of the  Disclosure  Schedule
                        -------------
identifies with respect to each Material Subsidiary the jurisdiction in which it is organized and the approximate percentage of the outstanding Voting Stock of that Subsidiary held either by the Borrower or another Subsidiary. All of the outstanding capital stock of each Material Subsidiary has been duly authorized and issued and is fully-paid and non-assessable; and, except as indicated in Section 5.18 of the Disclosure Schedule, free and clear of any pledge, charge, lien, security interest or other encumbrance or restriction on transfer.

         Section  5.19.  Solvency.  The  Borrower,  both before and after giving
                         ---------
effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) is solvent, (b) has assets having a fair value in excess of its liabilities, (c) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (d) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

         Section 5.20. Transactions with Affiliates.
                       -----------------------------

         (a) Section 5.20(a) of the Disclosure Schedule identifies (i) all Funded Debt of the Borrower or of any of its Subsidiaries owing to any Parent Affiliated Company on or as of the Closing Date, and (ii) all Investments in the Borrower or in any of its Subsidiaries owned, held or controlled by any Parent Affiliated Company on or as of the Closing Date.

         (b) Section 5.20(b) of the Disclosure Schedule identifies (i) all Funded Debt of each Parent Affiliated Company owing to the Borrower or any of its Subsidiaries on or as of the Closing Date, and (ii) all Investments in each Parent Affiliated Company owned, held or controlled by the Borrower or any of its Subsidiaries on or as of the Closing Date.

         Section 5.21.  Disclosure.  No  representation  or warranty made by the
                        -----------
Borrower in any of the Loan Documents or in any other document furnished from time to time in connection herewith or therewith, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Borrower that materially adversely affects, or that might reasonably be expected to materially adversely affect, the business, property or financial condition of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section  6.  AFFIRMATIVE  COVENANTS  OF  THE  BORROWER.   The  Borrower
                      ------------------------------------------
covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

         Section 6.1.  Punctual  Payment.  The Borrower will duly and punctually
                       ------------------
pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees and the Facility Fee, all in accordance with the terms of this Credit Agreement and the Notes.

         Section 6.2.  Maintenance  of Office.  The Borrower  will  maintain its
                       -----------------------
chief executive office in Chicago, Illinois, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

         Section 6.3.  Records and  Accounts.  The Borrower  will (a) keep,  and
                       ----------------------
cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         Section 6.4. Financial  Statements,  Certificates and Information.  The
                      -----------------------------------------------------
Borrower will deliver to each of the Lenders or, with respect to subsection (f) of this Section 6.4 only, make available to each of the Lenders at the Borrower's principal place of business:

         (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statements of income, retained earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without material qualification as to any circumstance which could reasonably be expected to have a material adverse effect on the Borrower and its Material Subsidiaries, taken as a whole, by PricewaterhouseCoopers LLP or independent public accountants of nationally recognized standing selected by the Borrower and acceptable to the Required Lenders, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

         (b) as soon as practicable,  but in any event not later than forty-five
(45) days after the end of each of the first three fiscal quarters in each of the Borrower's fiscal years, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statements of income and cash flows for such quarter and the portion of the Borrower's fiscal year then elapsed, together with comparative consolidated figures for the same periods of the preceding year, all in reasonable detail and prepared in accordance with Generally Accepted
Accounting Principles and accompanied by a certificate of the principal financial officer of the Borrower stating that the information contained in such financial statements is correct and complete and fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof and the results of their operations for the periods covered thereby (subject to year-end adjustments);

         (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial officer of the Borrower in substantially the form of Exhibit C hereto and (i) setting forth in reasonable detail computations (based on the four-fiscal quarter period then ended) evidencing compliance with the covenants contained in Sections 8.1, 8.2 and 8.3 as at the end of the period covered by such statements or during such period as may be required, and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date and (ii) identifying in reasonable detail (A) all Funded Debt of the Borrower and its Subsidiaries owing to any Parent Affiliated Company and (B) all Investments by the Borrower and its Subsidiaries in any of the Parent Affiliated Companies, in each case as at the end of the period covered by such statements (each a "Compliance Certificate");

         (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower or any holder of the Borrower's Funded Debt;

         (e) promptly upon request by the Administrative Agent or any Lender, all detailed audits or reports submitted to the Borrower by independent public accountants in connection with any annual or interim audits of the books of the Borrower or any Material Subsidiary; and

         (f) from time to time upon request by the Administrative Agent or any Lender, such other financial data and information (including, without limitation, accountants management letters and such other information regarding the business and affairs and condition, financial and other, of the Borrower, its Subsidiaries and their respective properties) as the Administrative Agent or any Lender may reasonably request, subject to the confidentiality provisions set forth in Section 27 hereof.

         Section  6.5.  Corporate  Existence;  Maintenance  of  Properties.  The
                        ---------------------------------------------------
Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights, franchises and Proprietary Rights and those of its Subsidiaries except to the extent that the Borrower's failure to do so could not reasonably be expected to have a materially adverse effect on the assets, financial condition or business of the Borrower and its Material Subsidiaries, taken as a whole. It (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment, (b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Material Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 6.5 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Material Subsidiaries if such discontinuance is, in the sole judgment of the Borrower, desirable in the conduct of its or their business and does not in the aggregate materially adversely affect the business of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section 6.6.  Insurance.  The Borrower will, and will cause each of its
                       ----------
Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its insurable properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to the Administrative Agent; provided, however, that the Borrower and any Subsidiary may self-insure for physical damage to automobiles, welfare benefits and against liability to workers in any state or jurisdiction, or may effect worker's compensation insurance therein through an insurance fund operated by such state or jurisdiction; and provided, further, that notwithstanding anything to the contrary contained herein, the Borrower or such Subsidiary will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire or explosion in amounts sufficient to prevent the Borrower or such Subsidiary from becoming a co-insurer and not in any event less than eighty percent (80%) of the full insurable value of the property insured.

         Section 6.7. Taxes;  Etc. The Borrower will, and will cause each of its
                      ------------
Subsidiaries to, (a) duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue or (b) properly file for and receive extensions for such payment and duly pay and discharge, or cause to be paid and discharged, within such extension period, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions, including states in which neither the Borrower nor any of its Subsidiaries conducts a material portion of its business, that in the aggregate are not material to the business or assets of the Borrower on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         Section 6.8.  Inspection of Properties  and Books.  The Borrower  shall
                       ------------------------------------
permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (such accountants being hereby authorized by the Borrower to so discuss and advise) all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request. In connection with any such inspections or discussions, (a) the Borrower shall be given reasonable notice of and shall have the right to be present at such inspections or discussions, and (b) each Lender, on behalf of itself and any representative authorized by it, agrees to treat all non-public information as confidential information pursuant to Section 27 and to take all reasonable precautions to prevent such confidential information from being exposed to third parties and to those of its employees and representatives who do not need to know such confidential information; provided that this Section
6.8 shall not affect the disclosure by any Lender of information required to be disclosed to its auditors, regulatory agencies or pursuant to subpoena or other legal process or by virtue of any other law, regulation, order or interpretation.

         Section 6.9. Compliance with Laws,  Contracts,  Licenses,  and Permits.
                      ----------------------------------------------------------
The Borrower will, and will cause each of its Material Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws which may be in effect from time to time, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties or business may be bound and (d) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a materially adverse effect on the Borrower and its Material Subsidiaries, taken as a whole. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of the Obligations, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Lenders with evidence thereof.

         Section  6.10.  Pension  Plans.  The Borrower  and any ERISA  Affiliate
                         ---------------
shall:

         (a) promptly after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred, notify the Administrative Agent that such ERISA Reportable Event has occurred;

         (b) promptly upon request make available to each Lender at the Borrower's principal place of business a copy of (i) any actuarial statement related to any pension plan required to be submitted under Section 103(d) of ERISA or (ii) any notice, report or demand sent or received by a pension plan under Section 4065 of ERISA;

         (c) furnish to each Lender forthwith, a copy of (i) any notice of a pension plan termination sent to the PBGC under Section 4041(a) of ERISA and
(ii) any notice, report or demand sent or received by a pension plan under Sections 4041, 4042, 4043, 4063, 4066 or 4068 of ERISA; and

         (d) furnish to each Lender a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code no later than the date on which the request is submitted to the Department of Labor or the Internal Revenue Service, as the case may be.

         Section 6.11. Further Assurances.  The Borrower will cooperate with the
                       -------------------
Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

         Section  6.12.   Notices.   The  Borrower  will  promptly   notify  the
                          --------
Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other material note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to each of the Lenders, describing the notice or action and the nature of the claimed default.

         Section 6.13.  Fair Labor  Standards  Act. The Borrower  will, and will
                        ---------------------------
cause each of its Subsidiaries to, at all times operate its business in compliance with all applicable provisions of the Fair Labor Standards Act of 1938 (29 U.S.C. Sections 206 and 207) if the failure to comply with such provisions might reasonably be expected to have a materially adverse affect on the Borrower and its Subsidiaries, taken as a whole.

         Section  6.14.  Environmental  Events.  The Borrower will promptly give
                         ----------------------
notice to the Administrative Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that might reasonably be expected to materially adversely affect the assets, liabilities, financial conditions or operations of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section 6.15.  Notification of Claims.  The Borrower will,  immediately
                        -----------------------
upon becoming aware thereof, notify the Administrative Agent in writing of any uninsured set-off, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses which might reasonably be expected to have a materially adverse affect on the assets, liabilities, financial conditions or operations of the Borrower and its Material Subsidiaries on a consolidated basis.

         Section  6.16.  Use of  Proceeds.  Except as and to the extent that the
                         -----------------
Borrower funds the C20 Acquisition from other sources, the Borrower will use the proceeds of the initial Loan made under this Credit Agreement to pay a portion of the purchase price required to be paid under the C20 Purchase Agreement to complete the C20 Acquisition. Prior to the C20 Acquisition Closing Date, the Borrower may, subject to the other terms and conditions of this Credit Agreement, borrow the initial Loan and, if the initial Loan is so borrowed, will immediately deposit all proceeds thereof in a separate account with the Administrative Agent to be held and released only in accordance with the provisions of Section 7.10. The Borrower will use the proceeds of all Loans other than the initial Loan and obtain Letters of Credit solely for general corporate purposes, including without limitation the financing of capital expenditures and acquisitions and for working capital purposes.

         Section 6.17. Notice of Litigation,  Judgment and Material Events.  The
                       ----------------------------------------------------
Borrower will give notice to the Administrative  Agent in writing within fifteen
(15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower individually or the Borrower and its Subsidiaries on a consolidated basis that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries on a consolidated basis and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, (a) within ten (10) days of any judgment not covered by insurance or reserves, final or otherwise, against the Borrower or any of its Subsidiaries in an amount which in aggregate with other such judgments against the Borrower or any of its Subsidiaries exceeds five percent (5%) of the Consolidated Net Worth of the Borrower and (b) promptly after becoming aware thereof, of the occurrence of any event that it is reasonable to expect will be required to be reported to or filed with the Securities and Exchange Commission.

         Section 6.18. Obligations to Parent Affiliated Companies.  The Borrower
                       -------------------------------------------
will cause all Funded Debt of the Borrower and of its Subsidiaries owing to any Parent Affiliated Company existing on the Closing Date or arising from time to time thereafter to at all times be unsecured, and all of such Funded Debt in an aggregate outstanding amount at any time in excess of $50,000,000 shall at all times be subordinated to the Obligations pursuant to the Subordination Agreement. In addition to the requirements of the foregoing provisions of this
Section 6.18, if and to the extent that any loans, advances or other extensions of credit are made by any Parent Affiliated Company to the Borrower or any of its Subsidiaries prior to, on or after the Closing Date out of (whether directly or indirectly) the proceeds of any Monetization Transaction, the Borrower will cause all of the Funded Debt of the Borrower and its Subsidiaries to the Parent Affiliated Companies with respect to any such loans, advances or other extensions of credit to be and at all times remain unsecured and subordinated to the Obligations pursuant to the Subordination Agreement.

         Section 6.19. Certain Documents.  The Borrower will, on or prior to the
                       ------------------
C20 Acquisition Closing Date and prior to the use of any proceeds of the initial Loan made under this Credit Agreement (whether directly or indirectly) to pay a portion of the purchase price required to be paid under the C20 Purchase
Agreement:

         (a) deliver a certificate of an authorized officer of the Borrower to the Administrative Agent stating that the material terms and conditions of each of the C20 Acquisition Documents shall be in all material respects the same as and consistent with the terms and conditions contained in the form of such C20 Acquisition Document delivered to the Agents on or prior to the Closing Date, and no material provision of any such C20 Acquisition Documents shall have been modified or waived by the Borrower in any material respect, in each case, without the prior written consent of the Agents (which consent shall not be unreasonably withheld or delayed); and

         (b) with respect to each Financing Event consummated by the Borrower or any of its Subsidiaries on or after April 1, 2002, deliver to the Administrative Agent (i) complete copies of all documents related to such Financing Event (except with respect to Monetization Transactions), certified to be true and complete by an authorized officer of the Borrower and (ii) a summary, containing information reasonably satisfactory to the Administrative Agent, of each Monetization Transaction, certified to be a reasonable summary by an authorized officer of the Borrower.

         Section 7. CERTAIN  NEGATIVE  COVENANTS OF THE  BORROWER.  The Borrower
                    ----------------------------------------------
covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligations, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

         Section 7.1.  Funded Debt.  The Borrower  will not, and will not permit
                       ------------
any of its Subsidiaries to incur any Funded Debt if an Event of Default will occur hereunder immediately after giving effect thereto as a consequence of the incurrence of such Funded Debt. The Borrower will not incur any obligation to repay money borrowed in an aggregate principal amount in excess of $150,000,000 under or in connection with any line of credit having an initial or scheduled maturity date of less than one year from the initial borrowing date or renewal date therefor.

         Section 7.2.  Restrictions on Liens.  The Borrower shall not, and shall
                       ----------------------
not cause or permit any of its Subsidiaries to, create, incur or permit to exist any Liens of any kind on any property or assets of any character, whether now owned or hereafter acquired other than the following Liens:

         (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or in respect of which the Borrower or relevant Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which any reserves required in accordance with Generally Accepted Accounting Principles have been established;

         (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

         (c) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or relevant Subsidiary shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and for which any reserves required in accordance with Generally Accepted Accounting Principles have been established;

         (d) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;


         (e) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or relevant Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or such Subsidiary, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower or such Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis;

         (f) presently outstanding Liens listed in Section 7.2 of the Disclosure Schedule;

         (g) Liens on property existing at the time the Borrower or relevant Subsidiary acquires such property and not created in anticipation of such acquisition, purchase money security interests in or purchase money mortgages on real or personal property acquired or constructed after the date hereof to secure Funded Debt permitted to be incurred hereunder and incurred in connection with the acquisition or construction of such property at the time of or within 270 days following the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired, and Liens on existing properties or assets to secure Funded Debt permitted hereunder and incurred for improvements on such properties or assets;

         (h) Liens on the property of a Person (i) existing at the time such Person is merged into or consolidated with the Borrower or relevant Subsidiary as permitted hereby or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Borrower or relevant Subsidiary as permitted hereby, (ii) resulting from such merger, consolidation, sale, lease or disposition by virtue of any Lien on property granted by the Borrower or relevant Subsidiary as permitted hereby prior to such merger, consolidation, sale, lease or disposition (and not in contemplation thereof or in connection therewith) which applies to after-acquired property of the Borrower or relevant Subsidiary, or (iii) resulting from such merger, consolidation, sale, lease or disposition pursuant to a Lien or contractual provision granted or entered into by such Person prior to such merger, consolidation, sale, lease or disposition (and not at the request of the Borrower or relevant Subsidiary); provided that any such Lien referred to in clause (i) shall not apply to any property of the Borrower or relevant Subsidiary other than the property subject thereto at the time such Person or properties were acquired and any such Lien referred to in clause (ii) or (iii) shall not apply to any property of the Borrower or relevant Subsidiary other than the property so acquired;

         (i) (i) Liens arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which Liens (A) are required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, license or permit, and (B) cover or otherwise attach to only such deposits or (as the case may be) the properties and assets which are the subject of such transaction, privilege, franchise, license or permit; and (ii) Liens in favor of any government or governmental entity to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the costs of acquiring, constructing or improving the property subject to such Liens, which Liens referred to in this clause (ii) cover or otherwise attach to only the properties or assets which are the subject of such contract or statute or which are acquired, constructed or improved with the proceeds of such indebtedness; provided, however, that if the Borrower and its Subsidiaries incur or otherwise permit to exist Liens under clauses (i) and (ii) above, and the net book value of all of the property and assets (whether tangible or intangible) subject to all of such Liens shall at any time exceed $25,000,000, then the net book value of all of such property and assets in excess of $25,000,000 (the "Excess
Amount")  shall be included  in the  calculation  of  compliance  under  Section
7.2(n);

         (j) Liens on any Equity Interests owned by the Borrower or by any of its Subsidiaries in any Person or Persons that are not directly, or indirectly through one or more intermediaries, Controlled by the Borrower or by any of its Subsidiaries; provided, however, that such Liens (i) are incurred only in connection with any Monetization Transaction, (ii) such Liens cover or otherwise attach to only the specific Equity Interests which are the subject of such Monetization Transaction (and rights and interests usually and customarily related thereto, e.g., proceeds and dividends) and do not cover any other property or assets owned or acquired by the Borrower or any of its Subsidiaries, and (iii) such Liens remain in existence only during the continuation of such Monetization Transaction;

         (k) Liens incurred on deposits made in the ordinary course of business to secure surety and appeal bonds, leases, return-on-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (l) Liens upon or in any property or assets (other than spectrum licenses) now owned or from time to time hereafter acquired by the Borrower or any of its Subsidiaries related in any way to the ownership by the Borrower or by any of its Subsidiaries of wireless telecommunications towers, including, but not limited to, tower structures, land on which towers are located, other real estate associated with such towers, leases for towers or for tower sites, subleases, licenses, co-location arrangements, easements and all other real property and other tangible or intangible assets related thereto;

         (m) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a) through (l), inclusive; provided, however, that the principal amount secured thereby shall not exceed the principal amount secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the obligation so extended, renewed or replaced (plus improvements to such property);and

         (n) any other Liens on the property and assets of the Borrower and its Subsidiaries so long as the net book value of all of the property and assets subject to all of such other Liens, including any Excess Amount referred to in
Section 7.2(i), together with the net book value of all of the property and assets subject to Sale and Leaseback Transactions permitted by Section 7.8(f), shall not at any time in the aggregate exceed ten percent (10%) of Consolidated Net Assets.

         Section  7.3.   Limitation  on  Sales,   Consolidation,   Merger,  Etc.
                         -------------------------------------------------------

         (a) The Borrower will not, and will not permit any of its Subsidiaries to complete a Sale if a Default or Event of Default is continuing, or would result immediately after giving effect to such Sale.

         (b) Nothing contained in this Credit Agreement shall prevent any consolidation of the Borrower with or merger of the Borrower into any other Person or Persons (whether or not affiliated with the Borrower), or successive consolidations or mergers to which the Borrower or its successor or successors shall be a party or parties, provided that, the Borrower hereby consents and agrees that, upon any such consolidation or merger, the due and punctual payment of the principal of and interest on all of the Loans and the due and punctual performance and observance of all of the covenants, conditions and other obligations of the Credit Agreement and the Notes to be performed and observed by the Borrower, shall be expressly assumed in an agreement satisfactory in form and substance to the Administrative Agent and the Lenders, executed and delivered to the Administrative Agent by the Person formed by such consolidation or merger, provided, further, that the Person formed by such consolidation or merger shall be a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and provided, further, that immediately before and after giving effect to any such transaction (and treating any Funded Debt or Sale and Leaseback Transaction which becomes an obligation of the resulting or surviving Person as a result of such transaction as having been incurred or entered into by such Person at the time of such transaction), no Default or Event of Default shall exist. Unless the conditions prescribed above in this Section 7.3(b) are satisfied, no such consolidation or merger shall be permitted.

         (c) Nothing contained in this Credit Agreement shall prevent any consolidation of any Subsidiary of the Borrower with, or merger of any Subsidiary of the Borrower into, any other Person or Persons (whether or not affiliated with the Borrower), or successive consolidations or mergers to which any such Subsidiary of the Borrower or its successor or successors shall be a party or parties, provided that, immediately before and after giving effect to any such transaction, no Default or Event of Default shall exist. Unless the condition prescribed above in this Section 7.3(c) is satisfied, no such consolidation or merger shall be permitted.

         Section 7.4. Federal  Regulations.  The Borrower will not, and will not
                      ---------------------
permit any of its Subsidiaries to, engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrower will not, directly or indirectly, use any part of the proceeds of any Loans for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System or for any purpose that violates, or that would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         Section 7.5.  Restrictions on Ability to Repay Loans. The Borrower will
                       ---------------------------------------
not, and will not permit any of its Material Subsidiaries to, become or remain subject to any restriction which could reasonably be expected to impair the Borrower's ability to repay in full its Obligations hereunder, including, without limitation, any restriction which would prohibit the distribution by any Material Subsidiary to the Borrower of proceeds from Asset Sales.

         Section 7.6. Employee Benefit Plans. Neither the Borrower nor any ERISA
                      -----------------------
Affiliate will:

         (a)  engage in any  "prohibited  transaction"  within  the  meaning  of
Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in a material liability for the Borrower or any of its Subsidiaries; or

         (b) permit any Guaranteed Pension Plan (other than those maintained by Persons that become ERISA Affiliates after the Closing Date) to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, in excess of $500,000, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

         (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans (other than those maintained by Persons that become ERISA Affiliates after the Closing Date) exceeding the value of the aggregate assets of such Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         Section 7.7. Compliance with Environmental Laws. Except as permitted by
                      -----------------------------------
any applicable Environmental Laws, the Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner which is likely to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that might reasonably be expected to violate any Environmental Law or bring such Real Estate in violation of any Environmental Law if any of the foregoing would be reasonably likely to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole.

         Section 7.8.  Limitation on Sale and Leaseback.  The Borrower will not,
                       ---------------------------------
and will not cause or permit any of its Subsidiaries to, enter into any Sale and Leaseback Transactions, other than the following:

         (a) any Sale and Leaseback Transaction entered into by the Borrower to finance the payment of all or any part of the purchase price of such real or personal property (including any improvements to existing property) acquired or constructed after the date hereof at the time of or within 270 days following the acquisition or construction of such property, which covers only the real or personal property so acquired and does not in the aggregate exceed the lesser of the purchase price or the fair market value of such property;

         (b) any Sale and Leaseback Transaction involving property of a Person existing at the time such Person is merged into or consolidated with the Borrower as permitted hereby or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Borrower as permitted hereby;

         (c) any Sale and Leaseback Transaction the net proceeds of which are at least equal to the fair value (as determined by the Borrower's Board of
Directors) of the property leased pursuant to such Sale and Leaseback Transaction, so long as within 270 days of the effective date of such Sale and Leaseback Transaction, the Borrower applies (or irrevocably commits to an escrow account for the purpose or purposes hereinafter mentioned) an amount equal to the net proceeds of such Sale and Leaseback Transaction to either (x) the purchase of other property having a fair market value at least equal to the fair market value of the property leased in such Sale and Leaseback Transaction and having a similar utility and function or (y) the repayment of Funded Debt of the Borrower or the retirement of preferred stock of any Subsidiary (other than preferred stock owned by the Borrower or any Subsidiary) and if any such repayment is applied to the Loans under this Credit Agreement then upon such repayment the Total Commitment shall be automatically reduced by an amount equal to the amount of such repayment;

         (d) any Sale and Leaseback Transaction involving any property or assets (other than spectrum licenses) now owned or from time to time hereafter acquired by the Borrower or any of its Subsidiaries related in any way to the ownership by the Borrower or by any of its Subsidiaries of wireless telecommunications towers, including, but not limited to, tower structures, land on which towers are located, other real estate associated with such towers, leases for towers or for tower sites, subleases, licenses, collocation arrangements, easements and all other real property and other tangible or intangible assets related thereto;

         (e) any Sale and Leaseback Transaction involving the extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of a lease pursuant to a Sale and Leaseback Transaction referred to in the foregoing clauses (a) through (d), inclusive; provided, however, that any such lease, extension, renewal or replacement shall be limited to all or any part of the same property leased under the lease so extended, renewed or replaced (plus improvements to such property); and

         (f) any other Sale and Leaseback Transactions so long as the net book value of all of the property and assets subject to all of such other Sale and Leaseback Transactions, together with the net book value of all of the property and assets subject to Liens permitted by Section 7.2(n), shall not at any time in the aggregate exceed more than ten percent (10%) of Consolidated Net Assets.

         Section 7.9. Certain Funded Debt. The Borrower will not incur or permit
                      --------------------
to exist Funded Debt of the Borrower or any of its Subsidiaries to any Parent Affiliated Company unless (a) such Funded Debt shall at all times be unsecured and (b) all of such Funded Debt in an aggregate principal amount outstanding at any time in excess of $50,000,000 shall at all times be subordinated to the Obligations pursuant to the Subordination Agreement. In addition to the requirements of the foregoing provisions of this Section 7.9, if and to the extent that any loans, advances or other extensions of credit are made by any Parent Affiliated Company to the Borrower or any of its Subsidiaries prior to, on or after the Closing Date out of (whether directly or indirectly) the proceeds of any Monetization Transaction, all of the Funded Debt of the Borrower and its Subsidiaries to such Parent Affiliated Company with respect to such loans, advances or other extensions of credit shall be and at all times remain unsecured and subordinated to the Obligations pursuant to the Subordination Agreement.

         Section  7.10.  Proceeds of Initial  Loan.  Except as and to the extent
                         --------------------------
that the Borrower funds the C20 Acquisition from other sources, the Borrower will use the proceeds of the initial Loan (and, if applicable, withdraw such proceeds from deposit in a separate account with the Administrative Agent) only for the purpose of paying a portion of the purchase price required to be paid under the C20 Purchase Agreement on the C20 Acquisition Closing Date. All of the proceeds of the initial Loan shall be deposited in a separate account with the Administrative Agent, shall be continuously held in such separate account, and shall not be withdrawn from such account or used for any purpose unless and until each of the conditions precedent set forth below are satisfied:

         (a) the Borrower shall have received for its own account, on or prior to the C20 Acquisition Closing Date, Net Financing Proceeds in an aggregate amount of not less than $264,000,000 from any one or more of a combination of the following Financing Events: (i) Monetization Transactions; (ii) the issuance of Equity Interests of the Borrower or an equity rights offering by the Borrower; (iii) the issuance of Subordinated Debt by the Borrower; or (iv) other financing transactions entered into by the Borrower and approved by the Agents. Each of such Financing Events shall have been completed on terms and conditions reasonably satisfactory to the Agents;

         (b) in addition to the Net Financing Proceeds required by paragraph (a) of this Section 7.10, the Borrower shall also have received for its own account, on or prior to the C20 Acquisition Closing Date, Net Financing Proceeds (in the minimum aggregate amount specified in the next sentence) from the issue and sale by the Borrower of its senior unsecured notes under Rule 144A or by means of a registered public offering or a private placement of such notes. The Net Financing Proceeds so received shall be in the minimum aggregate amount equal to
(i) $250,000,000 minus (ii) the aggregate amount of all increases in the Total Commitment which shall have become effective pursuant to Section 17.10 (a) of this Credit Agreement on or prior to the C20 Acquisition Closing Date. Such senior unsecured notes shall have been issued and sold by the Borrower on terms and conditions reasonably satisfactory to the Agents;

         (c) there shall have been delivered to the Agents true, correct and complete copies of each of the documents (or, in the case of each Monetization Transaction, summaries of such documents) pursuant to which each Financing Event described in paragraphs (a) and (b) above has been completed, and all of the material terms and conditions of such documents shall be reasonably satisfactory to the Agents; all material conditions precedent to the consummation of the Financing Events pursuant to such documents shall have been satisfied; and the Financing Events pursuant to such documents shall have been consummated in all material respects in accordance with the material terms and conditions of the applicable documents and all applicable laws;

         (d) arrangements reasonably satisfactory to the Agents shall have been made by the Borrower for the simultaneous completion of the C20 Acquisition upon the terms contained in the C20 Purchase Agreement and in all material respects in accordance with the C20 Acquisition Documents and all applicable laws; and all material conditions precedent to the Borrower's obligation to consummate the C20 Acquisition, as set forth in the C20 Acquisition Documents shall have been satisfied, and not waived in any material respect, except with the prior consent of the Agents (which consent shall not be unreasonably withheld or delayed), to the reasonable satisfaction of the Agents; and

         (e) the Borrower shall have delivered to the Agents an officer's certificate dated as of the C20 Acquisition Closing Date stating that each of the matters described in paragraphs (a), (b), (c) and (d) above has been completed to the satisfaction of the Borrower.

         Section 8. FINANCIAL COVENANTS OF THE BORROWER.  The Borrower covenants
                    ------------------------------------
and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

         Section 8.1. Funded Debt to Capitalization Ratio. The Borrower will not
                      ------------------------------------
permit its Funded Debt to Capitalization Ratio for any Measurement Period to exceed sixty-five percent (65%).

         Section 8.2.  Interest Coverage Ratio. The Borrower will not permit its
                       ------------------------
Interest Coverage Ratio for any Measurement Period to be less than 3.00 to 1.00.

         Section 8.3. Funded Debt to EBITDA Ratio.  The Borrower will not permit
                      ----------------------------
its Funded Debt to EBITDA Ratio for any Measurement Period to exceed 4.00 to 1.00.

         Section 9. CLOSING CONDITIONS. The obligation of any Lender to make the
                    -------------------
initial Loan and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         Section 9.1.  Corporate Action.  All corporate action necessary for the
                       -----------------
valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

         Section 9.2. Loan Documents. Each of the Loan Documents shall have been
                      ---------------
duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

         Section 9.3. Opinion of Borrower's  Legal Counsel.  Each of the Lenders
                      -------------------------------------
and the Administrative Agent shall have received from legal counsel to the Borrower, a favorable opinion addressed to the Lenders and the Administrative Agent dated the Closing Date, in substantially the form of Exhibit D hereto.

         Section 9.4. Certified Copies of Charter Documents. Each of the Lenders
                      --------------------------------------
shall have received from the Borrower a copy of the Borrower's charter or other incorporation documents and by-laws certified by the Secretary of the Borrower to be true and complete as of the Closing Date.

         Section 9.5.  Incumbency  Certificate.  Each of the Lenders  shall have
                       ------------------------
received from the Borrower an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which it is or is to become a party; (b) to make Loan Requests, Continuation Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         Section 9.6. Good Standing Certificates. The Administrative Agent shall
                      ---------------------------
have received, with a copy for each Lender, a certificate from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the jurisdiction of its incorporation and each jurisdiction in which a failure to so qualify could have a materially adverse effect on the business, operations, property or financial or other condition of the Borrower.

         Section 9.7.  Payment of Fees.  The Borrower shall have paid (a) to the
                       ----------------
Agents the Closing Fees and all other fees and expenses which the Borrower is obligated to pay on the Closing Date pursuant to the Fee Letters and the Commitment Letter (as defined in the Fee Letters) and (b) to the Administrative Agent's Special Counsel all invoiced amounts which the Borrower is obligated to pay pursuant to Section 13(c).

         Section 9.8. Receipt of Financial Statements. Each of the Lenders shall
                      --------------------------------
have received from the Borrower a certified copy of the Borrower's audited consolidated balance sheet and the related consolidated statements of income, retained earnings and cash flows for the Borrower's fiscal year ended December 31, 2001, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail. Each of the Lenders shall also have received from the Borrower a copy of the Borrower's unaudited consolidated balance sheet and related consolidated statements of income and cash flows for the Borrower's fiscal quarter ended March 31, 2002, together with comparative consolidated figures for the same period of the preceding year.

         Section 9.9. Financial Arrangements.
                      ----------------------

         (a) The Borrower shall have Debt Ratings that are not below BBB+ by Standard and Poor's and not below Baa1 by Moody's.

         (b) Each of the Agents shall have received from the Borrower a Pro Forma consolidated balance sheet of the Borrower and its Subsidiaries as of the date of the most recent fiscal quarter-end financial statements of the Borrower and its Subsidiaries required to be delivered pursuant to Section 6.4, which consolidated balance sheet shall give Pro Forma effect to the C20 Acquisition, all Funded Debt incurred or to be in incurred in connection therewith or in anticipation thereof and all other transactions in connection therewith. Such Pro Forma consolidated balance sheet shall demonstrate to the reasonable satisfaction of the Agents that, as of the date of such Pro Forma financials, the Borrower shall be in compliance with all of the covenants and other terms and provisions contained in all indentures, credit agreements or other documents pursuant to which Funded Debt has been or will be issued or governed and by which the Borrower or any of its Subsidiaries shall be bound after the Closing Date.

         (c) All Funded Debt owing by the Borrower or any of its Subsidiaries to any Parent Affiliated Company existing on the Closing Date shall be unsecured, and all such Funded Debt in an aggregate principal amount in excess of $50,000,000 existing on the Closing Date shall be subordinated to the
Obligations pursuant to the Subordination Agreement. In addition to the foregoing requirement, if and to the extent that any loans, advances or other extensions of credit existing on the Closing Date have been made by any Parent Affiliated Company to the Borrower or any of its Subsidiaries out of (whether directly or indirectly) the proceeds of any Monetization Transactions, all of such Funded Debt shall be unsecured and subordinated to the Obligations pursuant to the Subordination Agreement.

         (d) No material change shall have been made to the corporate or capital structure of the Borrower and its Subsidiaries as disclosed to the Agents prior to the Closing Date. Other than existing Funded Debt disclosed to the Agents prior to the Closing Date and reflected in the Pro Forma balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 9.9(b), the Borrower and its Subsidiaries shall have no other Funded Debt on the Closing Date.

         Section 9.10. C20 Acquisition.  The Agents shall have received from the
                       ----------------
Borrower a fully executed copy of the C20 Purchase Agreement, in form and substance reasonably acceptable to the Agents, certified by an authorized officer of the Borrower to be true and complete as of the Closing Date. The aggregate principal amount of the purchase price (determined net of cash included in the business acquired pursuant to the C20 Acquisition Documents) and all related transaction fees payable by the Borrower and its Subsidiaries in connection with the C20 Acquisition shall not exceed $635,000,000.

         Section 10. CONDITIONS TO ALL BORROWINGS.  The obligation of any Lender
                     -----------------------------
to make any Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         Section 10.1.  Representations  True; No Event of Default.  Each of the
                        -------------------------------------------
representations  and  warranties  of  the  Borrower  contained  in  this  Credit
Agreement or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

         Section 10.2. No Legal Impediment. No change shall have occurred in any
                       --------------------
law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make the Loans or to participate in the issuance, extension or renewal of any Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew any Letter of Credit.

         Section 10.3. Governmental Regulation.  Each Lender shall have received
                       ------------------------
such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         Section 10.4. Proceedings and Documents.  All proceedings in connection
                       --------------------------
with the transactions contemplated by this Credit Agreement and all documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent's Special Counsel, and the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lenders may reasonably request.

         Section 10.5. No Material Adverse Change. No Material Adverse Change
                       ---------------------------
shall have occurred since the Balance Sheet Date.

         Section 11.  EVENTS OF DEFAULT;  ACCELERATION.  If any of the following
                      ---------------------------------
events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

         (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (b) the Borrower shall fail to pay any interest on the Loans, any Letter of Credit Fee, the Facility Fee or other sums due hereunder or under any of the other Loan Documents, on or prior to the second day immediately succeeding the day on which the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

         (c) the Borrower or any Subsidiary of the Borrower shall fail to comply with any of its covenants contained in Sections 6.9, 6.10, 6.12, 6.15 through 6.19, inclusive, Section 7 or Section 8;

         (d) the Borrower fails to perform any term, covenant or agreement contained in Section 6.4 for five (5) days after written notice of such failure has been given to the Borrower by the Administrative Agent or the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 11) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent or, if such performance is not possible within such thirty (30) day period, the Borrower shall fail to undertake such performance within such thirty (30) day period and thereafter to diligently and in good faith pursue the completion of such performance;

         (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made;

         (f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money in an aggregate amount equal to or greater than 2% of the Consolidated Capitalization of the Borrower or (ii) fail to observe or perform any term, covenant or agreement relating to or contained in any instrument or agreement evidencing or securing any obligation for borrowed money which would permit the holders thereof to accelerate such indebtedness or results in the acceleration (whether by declaration or automatically) of such indebtedness, in either case in an aggregate amount equal to or greater than 2% of the Consolidated Capitalization of the Borrower;

         (g) the Borrower or any of its Material Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Material Subsidiaries or of any substantial part of the assets of the Borrower or any of its Material Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Material Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries and the Borrower or any of its Material Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Material Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Material Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged and not covered by insurance, against such Person(s) exceeds in the aggregate five percent (5%) of the Consolidated Net Worth of the Borrower; or

         (j) a Change in Control occurs;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes, the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 11(g) or Section 11(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

         If any one or more of the Events of Default specified in Section 11(g) or Section 11(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all obligations to make Loans hereunder and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit and the Borrower shall immediately Cash Collateralize the Reimbursement Obligations related to all Letters of Credit which are outstanding and undrawn. If any other Event of Default shall have occurred and be continuing, the Administrative Agent, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit and the Borrower shall immediately Cash Collateralize the Reimbursement Obligations related to all Letters of Credit which are outstanding and undrawn. If any such notice is given to the Borrower, the Administrative Agent will forthwith furnish a copy thereof to each of the Lenders. No termination of the credit hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Lenders arising under other agreements or instruments.

         Section 12. THE AGENTS.
                     -----------

         Section 12.1. Authorization.  The Administrative Agent is authorized to
                       --------------
take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and in related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto; provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The relationship among the Agents, on the one hand, and the Lenders, on the other hand, shall be that of agent and principal only and nothing contained in this Credit Agreement or any of the related documents shall be construed to constitute the Agents as trustees of the Lenders.

         Section  12.2.  Employees  and  Agents.  The  Administrative  Agent may
                         -----------------------
exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and upon the occurrence and during the continuation of a Default or an Event of Default, all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         Section  12.3.  No  Liability.  None of the  Agents  nor  any of  their
                         --------------
respective shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agents or such other Person, as the case may be, may be liable for losses due to its own willful misconduct or gross negligence.

         Section 12.4. No Representations.
                       -------------------

         (a) The Agents shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, any Letter of Credit Application or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agents shall not be bound to ascertain whether any notice, consent, waiver or request delivered to them by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agents have not made nor do they now make any representations or warranties, express or implied, nor do they assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agents or the other Lenders, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

         (b) For purposes of determining compliance with the conditions set forth in Section 9, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or Arrangers, to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent active upon the Borrower's account shall have received notice from such Lender not less than two (2) Business Days prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

         Section 12.5. Payments.
                       ---------

         (a) If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to Obligations, a payment to the Administrative Agent shall be deemed to be a payment to each Lender of its pro rata share of such payment.

         (b) Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails to make available to the Administrative Agent its pro rata share of any Loan as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 12.6. Holders of Notes. The  Administrative  Agent may deem and
                       -----------------
treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

         Section 12.7. Indemnity. The Lenders jointly and severally agree hereby
                       ----------
to indemnify and hold harmless the Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agents have not been reimbursed by the Borrower as required by Section 13 or Section 14), and liabilities of every nature and character arising out of or related to this Credit Agreement or the Notes or the transactions contemplated or evidenced hereby or thereby, or the Agents' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's own willful misconduct or gross negligence.

         Section 12.8. Agents as Lenders. In their individual  capacities,  each
                       ------------------
of the Agents shall have the same obligations and the same rights, powers and privileges in respect to its Commitments and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as such Lender would have were it not also an Agent or an Affiliate of an Agent.

         Section 12.9.  Resignation.  Any Agent may resign at any time by giving
                        ------------
ninety (90) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint another Lender or any other financial institution as the successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor, if other than a Lender, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, as the case may be. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section  12.10.  Subordination  Agreement.  Each of the Lenders and the
                          -------------------------
other Agents hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Lenders and the other Agents, to be the agent for and representative of the Lenders and the other Agents with respect to the Subordination Agreement. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Administrative Agent, each of the Lenders and the other Agents hereby agree that none of the Lenders or the other Agents shall have any rights individually to enforce the Subordination Agreement, it being understood and agreed that all of the powers, rights and remedies with respect to the Subordination Agreement may be exercised solely by the Administrative Agent for the benefit of the Lenders and the Agents in accordance with the terms hereof and thereof.

         Section 12.11.  Syndication Agent;  Documentation Agents and Arrangers.
                         -------------------------------------------------------
None of the Syndication Agent, the Documentation Agents nor any of the Arrangers shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement in such capacity, other than those applicable to all Lenders as Lenders.

         Section 13.  EXPENSES.  The Borrower  agrees to pay (a) the  reasonable
                      ---------
cost of  producing  and  reproducing  this  Credit  Agreement,  the  other  Loan
Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Lenders with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel, counsel to the other Agents, or any local counsel to the Administrative Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder regardless of whether any such transaction is consummated, (d) the fees, expenses and disbursements of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder and amendments, modifications, approvals, consents or waivers hereto or hereunder, regardless of whether any such transaction is consummated, and (e) all reasonable out-of-pocket expenses (including reasonable attorneys' (which attorneys may be, but shall not be required to be, employees of any Lender or the Administrative Agent) fees and costs) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default, (ii) any so-called "work-out" of the Obligations and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise in connection with the transactions contemplated hereby or under the other Loan Documents, in any way related to any Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries. The Borrower agrees to pay to the Administrative Agent's Special Counsel all amounts invoiced on or prior to the Closing Date and which the Borrower is obligated to pay pursuant to Section 13(c) within fourteen (14) days of receipt of the invoice. The covenants of this
Section 13 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

         Section 14. INDEMNIFICATION.  The Borrower agrees to indemnify and hold
                     ----------------
harmless each of the Lenders, Agents, Arrangers and their respective shareholders, directors, officers, employees, affiliates, agents, attorneys, accountants and consultants, and each other entity, if any, which controls any of the Lenders, Agents or Arrangers, and to hold each of such Persons and entities harmless from and against any and all losses, claims, damages, settlement payments, actions, causes of action, obligations, liabilities and reasonable costs and expenses, joint or several, which any such Person or entity may incur arising out of or in connection with this Credit Agreement, the C20 Acquisition, the use of proceeds of any extensions of credit hereunder or any related transactions, or any claims, litigation, investigations or proceedings relating to any of the foregoing, regardless of whether any of such indemnified Persons is a party hereto, and to reimburse each of such indemnified Persons, upon demand, for any reasonable legal or other costs or expenses reasonably incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any indemnified Person, apply to any losses, claims, damages, settlement payments, liabilities or related costs or expenses to the extent resulting from the willful misconduct or gross negligence of the proposed indemnified Person. No indemnified Person shall be liable for any indirect or consequential damages in connection with any of its activities relating to this Credit Agreement or the other Loan Documents. In litigation, or the preparation therefor, the Lenders and the Administrative Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 14 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants of this
Section 14 shall survive payment or satisfaction of payment of amounts owing under or with respect to the Loan Documents.

         Section 15. ADJUSTMENTS; SETOFF.
                     --------------------

         (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or Unpaid Reimbursement Obligations, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or Unpaid Reimbursement Obligations, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and Unpaid Reimbursement Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest.

         (b) In addition to any other rights and remedies of the Lenders provided by law, and regardless of the adequacy of any collateral, if any Event of Default shall be continuing, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being irrevocably waived by the Borrower to the fullest extent permitted by law, to set off and apply, to the fullest extent permitted by applicable law, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or at any time hereafter created, arising or existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give any such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 15 are in addition to all of the other rights and remedies (including other rights of set-off) which such Lender may have.

         Section 16.  SURVIVAL OF  COVENANTS,  ETC. All  covenants,  agreements,
                      -----------------------------
representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

         Section 17. ASSIGNMENT AND PARTICIPATION.
                     -----------------------------
         Section 17.1.  Conditions to Assignment by Lenders.  Except as provided
                        ------------------------------------
herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of Commitment Percentage, the Loans at the time owing to it, the Notes held by it and its participation interest in the risk relating to any Letters of Credit); provided that (a) the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (unless such assignment is (i) to any Federal Reserve Bank or (ii) from any Lender to an affiliate of such Lender) shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement,
(c) each such assignment shall be in a minimum amount of $5,000,000 (or, if less, such Lender's entire Commitment), except in the case of an assignment to an existing Lender), and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 17.3, be released from its obligations under this Credit Agreement and (iii) Schedule 1.1(a) shall be deemed to be automatically amended to reflect the change in the Lenders and each Lender's Commitment and Commitment Percentage resulting from such Assignment and Acceptance.

         Section 17.2.  Certain  Representations  and  Warranties;  Limitations;
                        --------------------------------------------------------
Covenants. By executing and delivering an Assignment and Acceptance, the parties
----------
to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 5.4 and Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         Section 17.3. Register.  The Administrative Agent shall maintain a copy
                       ---------
of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

         Section  17.4.  New  Notes.  Upon  its  receipt  of an  Assignment  and
                         -----------
Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Upon the request of any Lender, the Borrower shall within five (5) days of the issuance of any new Notes pursuant to this Section 17.4, at the requesting Lender's expense, deliver an opinion of counsel, addressed to the Lenders and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrower.

         Section 17.5.  Participations.  Each Lender may sell  participations to
                        ---------------
one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Facility Fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         Section  17.6.  Disclosure.  The  Borrower  agrees  that in addition to
                         -----------
disclosures  made in accordance with standard and customary  banking  practices, any Lender may in accordance with the terms of Section 27 hereof disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         Section 17.7. Assignee or Participant  Affiliated with the Borrower. If
                       ------------------------------------------------------
any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 11, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to
Section 11 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

         Section 17.8. Miscellaneous Assignment Provisions. Any assigning Lender
                       ------------------------------------
shall retain its rights to be indemnified pursuant to Section 13 and Section 14 with respect to any claims or actions arising prior to the date of such assignment. Any assignee Lender that is not incorporated or organized under the laws of the United States of America or any state thereof, shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Credit Agreement or any of the other Loan Documents payable to it, without deduction or withholding of any United
States federal income taxes. The last sentence of Section 4.4 shall apply to each assignee Lender. Anything contained in this Section 17 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         Section 17.9. Assignment by Borrower.  The Borrower shall not assign or
                       -----------------------
transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Administrative Agent and each of the Lenders.

         Section 17.10. Increase in Total Commitment.
                        -----------------------------
         (a) At any time prior to 5:00 p.m. (Houston, Texas time) on the ninetieth (90th) day after the Closing Date, the Borrower may request on no more than one occasion that the Total Commitment be increased, without the consent of the Required Lenders, by an amount up to $100,000,000; provided, that, the Total Commitment, determined after giving effect to such increase in the Total Commitment, shall not at any time exceed $350,000,000. The Borrower's request shall be made in writing (a "Commitment Increase Notice") and delivered to the Administrative Agent at least one (1) Business Day prior to the proposed effective date of the increase in Total Commitment and shall specify the amount of the proposed increase in Total Commitment and the proposed effective date for such increase in Total Commitment, which proposed effective date must be prior to the ninetieth (90th) day after the Closing Date. No Lender, by virtue of its being a party hereto, shall have any obligation of any kind to provide such commitments, and each Lender may determine with sole, absolute and complete discretion whether to provide such commitments. The Commitment Increase Notice shall specify each, if any, Lender which has agreed to provide an increase in its Commitment and the amount of such increase and each Eligible Assignee which has agreed to become a "Lender" party hereto (an "Acceding Lender") in connection with the Commitment Increase Notice and the amount of the Commitment of such Acceding Lender. Any Acceding Lender shall be approved by the Administrative Agent, which approval shall not be unreasonably withheld. The Administrative Agent shall notify the Borrower and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Acceding Lender's Commitment (the "Effective Commitment Amount") and the amount of the Total Commitment, which amounts shall be effective on the following Business Day subject to the conditions set forth herein. Any increase in the Total Commitment under this Credit Agreement shall be subject to the following conditions precedent:

                  (i) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Total Commitment under this Credit Agreement, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date);

                  (ii) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Total Commitment under this Credit Agreement, no event shall have occurred and then be continuing which constitutes a Default or Event of Default under the Credit Agreement and all other conditions precedent to a credit extension specified in Section 10 shall be satisfied;

                  (iii) each Acceding Lender which shall have agreed to provide a "Commitment" in support of such increase in the Total Commitment under this Credit Agreement, shall have executed and delivered a counterpart of this Credit Agreement; and

                  (iv) the Borrower shall have executed and delivered such additional Notes as appropriate in connection with such increase.

Upon satisfaction of the conditions precedent to any increase in the Total Commitment under this Credit Agreement, the Administrative Agent shall promptly advise the Borrower and each Lender of the effective date of such increase. Upon the effective date of any increase in the Total Commitment under this Credit Agreement that is supported by an Acceding Lender, such Acceding Lender shall be a party to this Credit Agreement as a Lender and shall have the rights and obligations of a Lender hereunder. In addition, on the effective date, the Administrative Agent shall replace the existing Schedule 1.1(a) attached hereto with the revised Schedule 1.1(a) reflecting such new Total Commitment and each Lender's Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitments hereunder.

         (b) For purposes of this paragraph (b), (i) the term "Buying Lender(s)" shall mean (A) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Total Commitment under this Credit Agreement and (B) each Acceding Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (ii) the term "Selling Lender(s)" shall mean each Lender whose Commitment under this Credit Agreement is not being increased from that in effect prior to such increase in the Total Commitment under this Credit Agreement as the case may be. Effective on the effective date of any increase in the Total Commitment under this Credit Agreement pursuant to paragraph (a) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Loans in the respective amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Loans shall equal such Selling Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans under this Credit Agreement as applicable. Effective on the effective date of any increase in the Total Commitment under this Credit Agreement pursuant to paragraph (a) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective amount necessary so that, from and after such payments, each Buying Lender's outstanding Loans shall equal such Buying Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans under this Credit Agreement. Such amount shall be payable on the effective date of the increase in the Total Commitment under this Credit Agreement by wire transfer of immediately available funds to the Administrative Agent. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interests in such Loans, except for participations which will be extinguished upon payment to the Selling Lender of any amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for such Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has agreed to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or the other Loan Documents. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurodollar Rate Loans hereunder on the terms and in the manner set forth in Section 4.3 hereof.

         Section 18.  NOTICES,  ETC. Except as otherwise  expressly  provided in
                      --------------
this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, or sent by telecopy and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrower, at 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, Attention: Executive Vice President-Finance, with copies to the Secretary of the Borrower, Stephen P. Fitzell, at Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603 and to the Parent Company at 30 North LaSalle Street, Chicago, Illinois 60602,
Attention: Corporate Treasurer, and to the Secretary of the Parent Company, Michael G. Hron, at Sidley Austin Brown & Wood, Bank One Plaza, 10 South Dearborn Street, Chicago, Illinois 60603, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

         (b) if to the Administrative Agent at the address set forth for the Administrative Agent on Schedule 1.1(a) hereto or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

         (c) if to any other Agent or any other Lender, at the address set forth for such Agent or Lender in Schedule 1.1(a) hereto or such other address for notice as such Agent or such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if telecopied, or delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer and (ii) if sent by registered or certified first-class mail, postage prepaid, three days after the date mailed.

         Section 19.  GOVERNING LAW. THIS CREDIT AGREEMENT AND EACH OF THE OTHER
                      --------------
LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW Section 5-1401). THE BORROWER CONSENTS TO THE JURISDICTION IN ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDERS AND THE AGENT UNDER THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         Section 20.  HEADINGS.  The captions in this Credit  Agreement  are for
                      ---------
convenience of reference only and shall not define or limit the provisions hereof.

         Section 21.  COUNTERPARTS.  This  Credit  Agreement  and any  amendment
                      -------------
hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver.

         Section 22.  ENTIRE  AGREEMENT,  ETC. The Loan  Documents and any other
                      ------------------------
documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. The obligations of the Borrower to make payments required by the Fee Letters shall remain in full force and effect after the Closing Date. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 24.

         Section 23.  WAIVER OF JURY TRIAL.  Each of the parties  hereto  hereby
                      ---------------------
waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative
Agent would not, in the event of litigation seek to enforce the foregoing waivers and (b) acknowledges that it has been induced to enter into this Credit Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications contained herein.

         Section 24.  CONSENTS,  AMENDMENTS,  WAIVERS,  ETC. Except as otherwise
                      --------------------------------------
expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Credit Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

         (a) without the written consent of the Borrower and each Lender directly affected thereby:

                  (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Facility Fee or Letter of Credit Fees (other than interest accruing pursuant to Section 4.11 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

                  (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment; and

                  (iii) postpone or extend the Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to Section 4.11, and (B) any vote to rescind any acceleration made pursuant to
          Section 11 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders);

         (b) without the written  consent of all of the Lenders,  amend or waive
Section 15, this Section 24 or the definition of Required Lenders;

         (c) without the written consent of the Administrative Agent, amend or waive Section 2.5(c), Section 2.9, the amount or time of payment of Letter of Credit Fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent; and

         (d) without the written  consent of the Agents,  amend or waive Section
12.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender or the Administrative Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         Section 25. FCC  APPROVAL.  Notwithstanding  anything  to the  contrary
                     --------------
contained in this Credit Agreement or in the other Loan Documents, neither the Administrative Agent nor any Lender will take any action pursuant to this Agreement or any of the other Loan Documents, which would constitute or result in a change in control of the Borrower or any of its Subsidiaries requiring the prior approval of the FCC without first obtaining such prior approval of the FCC.

After the occurrence of an Event of Default, the Borrower shall take or cause to be taken any action which the Agents may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Agents to exercise and enjoy the full rights and benefits granted to the Administrative Agent, for the benefit of the Lenders by this Credit Agreement or any of the other Loan Documents, including, at the Borrower's cost and expense, the use of the Borrower's best efforts to assist in obtaining such approval for any action or transaction contemplated by this Credit Agreement or any of the other Loan Documents for which such approval is required by law.

         Section 26. SEVERABILITY. The provisions of this Credit Agreement are
                     -------------
severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         Section 27. CONFIDENTIALITY. Each of the Lenders and the Administrative
                     ----------------
Agent agrees to keep any non-public information delivered or made available to it pursuant to this Credit Agreement or any other Loan Document (including the terms hereof or of any amendment or waiver hereto to the extent the Borrower does not disclose such information in its filings with the Securities and
Exchange Commission) confidential from any Person other than officers, employees, agents, accountants, professional advisors, counsel, designees or representatives of such Lender or the Administrative Agent who are or are expected to become engaged in evaluating, approving, structuring or administering this Credit Agreement or any of the other Loan Documents; provided, that, nothing herein shall prevent the Administrative Agent or any Lender from disclosing such information (i) to any assignee or participant that has agreed in writing to comply with the confidentiality provision of this
Section 27 in connection with the contemplated assignment or participation, (ii) to any of its Affiliates to the extent any such Affiliates require such information in the ordinary course of the Administrative Agent's or such Lender's credit committee or asset management procedures, or (iii) as required or requested by any governmental authority or representative thereof or pursuant to subpoena or other legal process, by virtue of any other law, regulation, order, or interpretation, or as required in connection with the exercise or any remedy under this Credit Agreement or any of the other Loan Documents.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                          ***Signature Pages Follow***

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement under seal as of the date first set forth above.


                            UNITED STATES CELLULAR CORPORATION



                            By:   /s/ Kenneth R. Meyers
                               -------------------------------------------------
                               Name:   Kenneth R. Meyers
                               Title:  Executive Vice President - Finance (Chief
                                       Financial Officer) and Treasurer


                            By:   /s/ LeRoy T. Carlson, Jr.
                               -------------------------------------------------
                               Name:   LeRoy T. Carlson, Jr.
                               Title:  Chairman

                            TORONTO DOMINION (TEXAS), INC., as a Lender and as Administrative Agent



                            By:   /s/ Jeffery R. Lents
                               -------------------------------------------------
                               Name:    Jeffery R. Lents
                               Title:   Vice President

                            WACHOVIA BANK, NATIONAL ASSOCIATION, as
                            Syndication Agent and a Lender



                            By:   /s/ Dorothy M. Killeen
                               -------------------------------------------------
                               Name:    Dorothy M. Killeen
                               Title:   Assistant Vice President



                       Signature Page to Credit Agreement

                          *** Signature Page Follows***

                            CITIBANK, N.A., as a Lender and as a Documentation Agent



                            By:   /s/ Maureen Maroney
                               -------------------------------------------------
                               Name:    Maureen Maroney
                               Title:   Director

                            LASALLE BANK NATIONAL ASSOCIATION, as a
                            Lender and as a Documentation Agent



                            By:   /s/ Robert M. Swanson
                               -------------------------------------------------
                               Name:    Robert M. Swanson
                               Title:   Senior Vice President












                       Signature Page to Credit Agreement